Execution Version

Exhibit 4(c)
FIRST EXTENSION AND AMENDMENT TO CREDIT AGREEMENT

THIS FIRST EXTENSION AND AMENDMENT TO CREDIT AGREEMENT, dated as of June 3, 2022 (this “Amendment”), is made by and among ENTERGY CORPORATION, a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below), the LC Issuing Banks (as defined in the Credit Agreement referred to below) and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under that certain Third Amended and Restated Credit Agreement dated as of June 3, 2021 (as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”) among the Borrower, the Lenders, the LC Issuing Banks and the Administrative Agent.

RECITALS
WHEREAS, the Borrower has delivered an irrevocable written request dated May 19, 2022 to the Administrative Agent requesting an extension of the existing Termination Date for each Lender to June 3, 2027 pursuant to Section 2.18 of the Credit Agreement (the “Extension Request”).
WHEREAS, the requisite parties to the Credit Agreement have agreed to the Extension Request, subject to the effectiveness of certain amendments to the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree and covenant as follows:
SECTION I. Definitions.
Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein (including in the recitals hereof) as defined therein.
SECTION II. Extension and Amendments to the Credit Agreement.
(a)Upon the Effective Date (as defined below) determined in accordance with Section IV below, (i) each undersigned Lender agrees to extend the Termination Date applicable to such Lender’s Commitment to June 3, 2027 and (ii) subject to clause (c) of this Section II, the Credit Agreement is hereby further amended as set forth in Exhibit A hereto (with deletions of the stricken text, in red, indicated in the same manner as the following example: ~~stricken text~~, and with the insertion of additional, double-underlined text, in blue, indicated in the same manner as the following example: double-underlined text).
(b)The parties hereto acknowledge that the extension provided herein is the first of only two extensions permitted under the Credit Agreement. Notwithstanding anything to the contrary under the Credit Agreement (as amended by this Amendment and attached as Exhibit A hereto), the Borrower acknowledges and agrees that the Borrower may only exercise its right to request an extension of the Termination Date on no more than one remaining occasion after June 3, 2023, and otherwise on the terms and conditions set forth in Section 2.18 of the Credit Agreement (as amended by this Amendment and attached as Exhibit A hereto).

(c)Notwithstanding the amendments contemplated by clause (a) of this Section II, the parties agree that the Borrower’s outstanding Eurodollar Rate Advances as of the Effective Date shall continue to accrue interest at the same interest rate until the end of the current Interest Period for such Eurodollar Rate Advances, subject to any prepayment made, prior to the end of such Interest Period, in accordance with Section 2.11 of the Credit Agreement.
SECTION III. Representation and Warranty.
The Borrower hereby represents and warrants to the Lenders, the LC Issuing Banks and the Administrative Agent, as of the Effective Date, that this Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
SECTION IV. Conditions Precedent.
The extension and amendments in Section II above shall become effective upon the satisfaction of the following conditions precedent and the date of such effectiveness shall be the “Effective Date”:
(a)the receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the LC Issuing Banks and each Lender;
(b)no Event of Default has occurred and is continuing;
(c)the receipt by the Administrative Agent of the fees payable pursuant to the Fee Letter dated May 11, 2022 among Citigroup Global Markets Inc., the Borrower and others; and
(d)the receipt by the Administrative Agent of the documents described in Section 2.18 of the Credit Agreement with respect to the Extension Request, including certificates, copies of resolutions and governmental and regulatory approvals and one or more favorable opinions of counsel (including the opinion of in-house counsel and special New York counsel) to the Borrower in form and substance satisfactory to the Administrative Agent.
SECTION V. Miscellaneous.
(d) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. For all purposes of the Credit Agreement and the other Loan Documents, this Amendment shall constitute a “Loan Document”.
(e)Except as specifically provided by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by all the parties hereto.
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(f)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, LC Issuing Bank or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(g)THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(h)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and any certificate or other instrument delivered pursuant to this Amendment, shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in all applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In addition, if any Lender, any LC Issuing Bank or the Administrative Agent reasonably requests that any party hereto manually execute this Amendment, or any certificate or instrument delivered in connection herewith, that has not been manually executed by such party, such party shall provide a manually executed original to the party making such request promptly following such request.

[Remainder of this page intentionally left blank]
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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTERGY CORPORATION

By: /s/ Steven C. McNeal
Name:    Steven C. McNeal
Title:    Vice President and Treasurer
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

CITIBANK, N.A.,
    as Administrative Agent, LC Issuing Bank
    and Bank

By: /s/ Richard Rivera
Name:    Richard Rivera
Title:    Vice President
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

JPMORGAN CHASE BANK, N.A.,
    as Bank

By: /s/ Nancy R. Barwig
    Name: Nancy R. Barwig
    Title: Executive Director
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as Bank

By: /s/ Keith Luettel
Name: Keith Luettel
Title: Managing Director
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

BNP PARIBAS,
    as Bank

By: /s/ Nicole Rodriguez
    Name: Nicole Rodriguez
    Title: Director

By: /s/ Christopher Sked
    Name: Christopher Sked
    Title: Managing Director
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

MIZUHO BANK, LTD.,
    as Bank

By: /s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

MUFG BANK, LTD.
    as LC Issuing Bank and Bank

By: /s/ Matthew Bly
Name: Matthew Bly
Title: Director
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

THE BANK OF NOVA SCOTIA,
    as Bank

By: /s/ David Dewar
    Name: David Dewar
    Title: Director
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

BANK OF AMERICA, N.A.
    as Bank

By: /s/ Jacqueline G. Margetis
Name: Jacqueline G. Margetis
Title: Director
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

GOLDMAN SACHS BANK USA
    as Bank

By: /s/ Andrew B. Vernon
    Name: Andrew B. Vernon
    Title: Authorized Signatory

[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

MORGAN STANLEY BANK, N.A.
    as Bank

By: /s/ Michael King
    Name: Michael King
    Title: Authorized Secretary
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

KEYBANK NATIONAL ASSOCIATION
as Bank
By /s/ Sukanya V. Raj
Name: Sukanya V Raj
Title: Senior Vice President
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

COBANK, ACB,
as Bank
By: /s/ Mike Rehmer
Name: Mike Rehmer
Title: Vice President
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

BARCLAYS BANK PLC
as Bank
By: /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

THE BANK OF NEW YORK MELLON
as Bank
By: /s/ Molly H. Ross
Name: Molly H. Ross
Title: Vice President
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

REGIONS BANK,
as Bank
By: /s/ Daniel L. Capps
Name: Daniel L. Capps
Title: Director
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

SUMITOMO MITSUI BANKING CORPORATION,
as Bank
By /s/ Suela Von Bargen
Name: Suela Von Bargen
Title: Director
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

U.S. BANK NATIONAL ASSOCIATION,
as Bank
By: /s/ Joe Horrigan
Name: Joe Horrigan
Title: Managing Director
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

THE NORTHERN TRUST COMPANY
    as Bank

By: /s/ Keith L. Burson
    Name: Keith L. Burson
    Title: Senior Vice President
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

HANCOCK WHITNEY BANK
    as Bank

By: /s/ Nancy G. Moragas
    Name: Nancy G. Moragas
    Title: SVP
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

CAPITAL ONE
    as Bank

By: /s/ Cheryl Denenea
    Name: Cheryl Denenea
    Title: Senior Vice President
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

TAIWAN COOPERATIVE BANK, LOS ANGELES BRANCH
    as Bank

By: /s/ Tao-Lun Lin
    Name: Tao-Lun Lin
    Title: S.V.P. & General Manager
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH,
    as Bank

By: /s/ Wan-Chin Chang
    Name: Wan-Chin Chang
    Title: V. P. & General Manager
[First Extension and Amendment to Credit Agreement – Entergy Corporation (2022)]

EXHIBIT A

First Extension and Amendment to Credit Agreement
for
Entergy Corporation (2022)

[See attached]

Execution Version

Conformed Copy Through the First Extension and Amendment

U.S. $3,500,000,000
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 3, 2021
Among
ENTERGY CORPORATION
as Borrower
THE BANKS NAMED HEREIN
as Banks
CITIBANK, N.A.
as Administrative Agent and LC Issuing Bank
MUFG BANK, LTD.
as LC Issuing Bank
and
the other LC Issuing Banks
from time to time parties hereto

CITIBANK, N.A. JPMORGAN CHASE BANK, N.A WELLS FARGO SECURITIES, LLC	BNP PARIBAS MIZUHO BANK, LTD. THE BANK OF NOVA SCOTIA MUFG BANK, LTD.
Joint Lead Arrangers

JPMORGAN CHASE BANK, N.A. WELLS FARGO BANK, NATIONAL ASSOCIATION Syndication Agents	BNP PARIBAS MIZUHO BANK, LTD. THE BANK OF NOVA SCOTIA MUFG BANK, LTD. Documentation Agents

ii

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
SECTION 1.01. Certain Defined Terms.    1
SECTION 1.02. Computation of Time Periods.    26
SECTION 1.03. Accounting Terms and Principles.    26
SECTION 1.04. Statutory Divisions.    ~~26~~27
SECTION 1.05. Rates.    27
ARTICLE II AMOUNTS AND TERMS OF THE EXTENSIONS OF CREDIT    ~~26~~27
SECTION 2.01. The Commitments.    ~~26~~27
SECTION 2.02. Making the Advances.    ~~27~~28
SECTION 2.03. Letters of Credit.    ~~28~~29
SECTION 2.04. Fees.    ~~32~~33
SECTION 2.05. Adjustment of the Commitments.    ~~33~~34
SECTION 2.06. Repayment of Advances.    ~~35~~36
SECTION 2.07. Interest on Advances.    ~~35~~36
SECTION 2.08. ~~Additional Interest on Eurodollar Rate Advances~~[Reserved].    ~~36~~37
SECTION 2.09. Interest Rate Determination.    ~~36~~37
SECTION 2.10. Conversion of Advances.    ~~37~~38
SECTION 2.11. Prepayments.    ~~38~~39
SECTION 2.12. Increased Costs.    ~~38~~39
SECTION 2.13. Illegality.    ~~39~~40
SECTION 2.14. Payments and Computations.    ~~40~~41
SECTION 2.15. Taxes.    ~~41~~42
SECTION 2.16. Sharing of Payments, Etc.    ~~45~~46
SECTION 2.17. ~~Noteless Agreement;~~ Evidence of Indebtedness.    ~~46~~47
SECTION 2.18. Extension of Termination Date.    ~~46~~48
SECTION 2.19. Defaulting Lenders.    ~~49~~50
SECTION 2.20. Benchmark Replacement Setting.    ~~51~~52
ARTICLE III CONDITIONS OF EXTENSIONS OF CREDIT    ~~53~~54
SECTION 3.01. Conditions Precedent to Effectiveness.    ~~53~~54
SECTION 3.02. Conditions Precedent to Each Extension of Credit.    ~~55~~56
ARTICLE IV REPRESENTATIONS AND WARRANTIES    56
SECTION 4.01. Representations and Warranties of the Borrower.    56
ARTICLE V COVENANTS OF THE BORROWER    59
SECTION 5.01. Affirmative Covenants.    59
SECTION 5.02. Negative Covenants.    ~~62~~63
ARTICLE VI EVENTS OF DEFAULT AND REMEDIES    64
SECTION 6.01. Events of Default.    64
SECTION 6.02. Remedies.    66
SECTION 6.03. Cash Collateral Account.    66
ARTICLE VII THE AGENT    67
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~~4820-3859-9913.v8~~4853-3332-3550.v8

SECTION 7.01. Authorization and Action.    67
SECTION 7.02. Administrative Agent’s Reliance, Etc.    ~~67~~68
SECTION 7.03. Citibank and Affiliates.    68
SECTION 7.04. Lender Credit Decision.    68
SECTION 7.05. Indemnification.    ~~68~~69
SECTION 7.06. Successor Administrative Agent.    ~~68~~69
SECTION 7.07. Resignation of LC Issuing Banks.    ~~70~~71
SECTION 7.08. Trust Indenture Act.    ~~70~~71
SECTION 7.09. Erroneous Payments.    71
ARTICLE VIII MISCELLANEOUS    ~~73~~74
SECTION 8.01. Amendments, Etc.    ~~73~~74
SECTION 8.02. Notices, Etc.    ~~74~~75
SECTION 8.03. No Waiver; Remedies.    ~~75~~76
SECTION 8.04. Costs and Expenses; Indemnification.    ~~75~~76
SECTION 8.05. Right of Set-off.    ~~77~~78
SECTION 8.06. Binding Effect.    ~~77~~78
SECTION 8.07. Assignments and Participations.    ~~77~~78
SECTION 8.08. Governing Law.    ~~84~~85
SECTION 8.09. Consent to Jurisdiction; Waiver of Jury Trial.    ~~84~~85
SECTION 8.10. Execution in Counterparts.    ~~84~~85
SECTION 8.11. Electronic Communications.    ~~85~~86
SECTION 8.12. Severability.    ~~86~~87
SECTION 8.13. Headings.    ~~86~~87
SECTION 8.14. USA PATRIOT Act Notice.    ~~86~~87
SECTION 8.15. Confidentiality.    ~~87~~88
SECTION 8.16. Entire Agreement.    ~~88~~89
SECTION 8.17. No Fiduciary Duty.    ~~88~~89
SECTION 8.18. Reallocations.    ~~88~~89
SECTION 8.19. Amendment and Restatement of Existing Credit Agreement.    ~~89~~90
SECTION 8.20. Acknowledgment and Consent to Bail-In of Affected Financial Institutions.    ~~89~~90
SECTION 8.21. Certain ERISA Matters.    ~~90~~91
SECTION 8.22. Acknowledgement Regarding Any Supported QFCs.    ~~91~~92
SECTION 8.23. Interest Rate Limitation.    ~~92~~93

ii

SCHEDULES

Schedule I         -    List of ~~Applicable~~ Lending Offices
Schedule II        -    Commitment Schedule
Schedule III        -    Fronting Commitment Schedule
Schedule IV        -    Existing Letters of Credit

EXHIBITS

Exhibit A-1        -    Form of Notice of Borrowing
Exhibit A-2        -    Form of Notice of Conversion
Exhibit A-3        -    Form of Request for Issuance
Exhibit B        -    Form of Assignment and Assumption
Exhibit C-1    -        Form of U.S. Tax Compliance Certificate (For Foreign Lenders                 That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-2    -        Form of U.S. Tax Compliance Certificate (For Foreign Participants     That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-3    -        Form of U.S. Tax Compliance Certificate (For Foreign Participants     That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-4    -        Form of U.S. Tax Compliance Certificate (For Foreign Lenders     That Are Partnerships For U.S. Federal Income Tax Purposes)
iii

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 3, 2021, among ENTERGY CORPORATION, a Delaware corporation (the “Borrower”), the banks and other financial institutions (the “Banks”) listed on the signature pages hereof, Citibank, N.A. (“Citibank”), as administrative agent (the “Administrative Agent”) for the Lenders (as defined below) hereunder and as LC Issuing Bank (as defined below), MUFG Bank, Ltd., as LC Issuing Bank, and the other LC Issuing Banks parties hereto from time to time.

PRELIMINARY STATEMENTS

(1)    The Borrower has requested that the Lenders and the LC Issuing Banks agree, on the terms and conditions set forth herein, to amend and restate in its entirety the Second Amended and Restated Credit Agreement, dated as of September 14, 2018, and as amended prior to the date hereof (the “Existing Credit Agreement”), among the Borrower, the lenders and letter-of-credit issuers party thereto and Citibank, as administrative agent.
(2)    The Lenders and the LC Issuing Banks have indicated their willingness to amend and restate the Existing Credit Agreement on the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01. Certain Defined Terms.
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Additional Commitment Lender” has the meaning specified in Section 2.18(d).
“Additional Lender” has the meaning specified in Section 2.05(c)(i).
“Administrative Agent” has the meaning specified in the preamble hereto.
“Advance” means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a ~~Eurodollar Rate~~SOFR Advance, each of which shall be a “Type” of Advance.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.
“Agent Parties” has the meaning specified in Section 8.11(c).

“Agent’s Account” means the account of the Administrative Agent designated from time to time in a written notice to the Lenders and the Borrower as the account to which the Lenders and the Borrower are to make payments under this Agreement.
“Agreement” means the Existing Credit Agreement, as amended and restated by this Third Amended and Restated Credit Agreement, as further amended, supplemented or modified from time to time.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.
~~“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance~~
“Applicable Margin” means, (i) for any Base Rate Advance, the Base Rate Margin interest rate per annum set forth below in the column identified by the applicable Senior Debt Rating Level, and (ii) for any ~~Eurodollar Rate~~SOFR Advance, the ~~Eurodollar~~SOFR Margin interest rate per annum set forth below in the column identified by the applicable Senior Debt Rating Level.

Senior Debt Rating Level	Level 1	Level 2	Level 3	Level 4	Level 5
Interest Rate Per Annum
~~Eurodollar~~SOFR Margin	~~1.125~~1.225%	~~1.250~~1.350%	~~1.500~~1.600%	~~1.750~~1.850%	~~2.000~~2.100%
Base Rate Margin	0.125%	0.250%	0.500%	0.750%	1.000%

Article IAny change in the Applicable Margin will be effective as of the date on which S&P or Moody’s, as the case may be, announces the applicable change in any rating that results in a change in the Senior Debt Rating Level.
“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignee Lender” has the meaning specified in Section 8.18.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.
“Assignor Lender” has the meaning specified in Section 8.18.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if ~~the then-current~~such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an ~~Interest Period or (y) if the then-current Benchmark is not a term rate~~interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable,~~ (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d).
“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-in Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banks” has the meaning specified in the preamble hereto.
“Base Rate” means, for any ~~period~~day, an interest rate per annum at all times equal to the highest of:
~~(i)~~ (i)    the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;
~~(ii)~~ (ii)    1/2 of 1% per annum above the Federal Funds Rate in effect from time to time; and
~~(iii)~~ (iii)    the rate of interest per annum equal to ~~the Eurodollar Rate~~Term SOFR as determined on such day (or if such day is not a Business Day, on the next preceding Business Day) that would be applicable to a ~~Eurodollar Rate~~SOFR Advance having an Interest Period of one month, plus ~~1~~1.10%;
provided, that, with respect to Base Rate Advances made pursuant to Section ~~2.09~~2.10(b) or Section 2.20(~~b~~e), the Base Rate shall be the higher of clause (i) and (ii) without reference to clause (iii)~~.~~; provided further, that notwithstanding the foregoing, in no event shall the Base Rate be less than zero. Any change in the Base Rate due to a change in Citibank’s base rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in Citibank’s base rate, the Federal Funds Rate or Term SOFR, respectively.
“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a).
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”
“Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided~~,~~  that if a ~~replacement of the~~ Benchmark Transition Event has occurred ~~pursuant to Section 2.20~~with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof~~ pursuant to Section 2.20(a).
~~“Benchmark Replacement” means, for any Available Tenor:~~
~~(1)    for purposes of clause (a) of Section 2.20, the first alternative set forth below that can be determined by the Administrative Agent:~~
~~(a)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; provided, that if any Available Tenor of USD LIBOR does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of USD LIBOR shall be the closest corresponding Available Tenor (based on tenor) for Term SOFR, and if such Available Tenor of USD LIBOR corresponds equally to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall be applied, or~~
~~(b)    the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in the last sentence of Section 2.20(a) (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points)); and~~
~~(2)    for purposes of clause (b) of Section 2.20~~“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate ~~and (b) an adjustment (which may be a positive or negative value or zero), in each case,~~ that has been selected by the Administrative Agent and the Borrower ~~as the replacement for such Available Tenor of such Benchmark~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention~~, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated~~ for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, if the Benchmark Replacement as so determined ~~pursuant to clause (1) or (2) above~~ would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement ~~Conforming Changes~~Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, ~~any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement,” the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical,~~

~~administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
~~“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of one or more of the following events:~~ (b)    a public statement or publication of information by ~~or on behalf of the administrator of the then-current Benchmark,~~ the regulatory supervisor for the administrator of such Benchmark~~, the~~ (or the published component used in the calculation thereof), the Federal Reserve Board ~~of Governors of~~, the Federal Reserve ~~System, the NYFRB~~Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark~~, announcing or stating that (a) such~~ (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide all Available Tenors of such Benchmark~~,~~ (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark ~~or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.~~(or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such Benchmark Transition Event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning specified in the preamble hereto.
“Borrower Extension Notice Date” has the meaning specified in Section 2.18(a).
“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01 or Converted pursuant to Section 2.09 or 2.10, and, in the case of a SOFR Borrowing, having the same Interest Period made by the Lenders.
“Business Day” means a day of the year (i) on which banks are not required or authorized to close in New York City and~~, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.~~ (ii) with respect to the calculation of Term SOFR or the requesting or making of any SOFR Advance, which is also a U.S. Government Securities Business Day.
“Capitalization” means, as of any date of determination, with respect to the Borrower and its Subsidiaries determined on a consolidated basis, an amount equal to the sum of (i) the total principal amount of all Debt of the Borrower and its Subsidiaries outstanding on such date, (ii) Consolidated Net Worth as of such date and (iii) to the extent not otherwise included in Capitalization, all preferred stock and other preferred securities of the Borrower and its Subsidiaries, including preferred or preference securities issued by any subsidiary trust, outstanding on such date.
“Cash Collateral Account” has the meaning specified in Section 6.03.
“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a first priority perfected security interest) cash collateral in United States dollars at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuing Banks (and “Cash Collateralization” has a corresponding meaning).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change ~~(other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage)~~ in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Charges” has the meaning specified in Section 8.23.
“Citibank” has the meaning specified in the preamble hereto.
“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.
“Commitment” has the meaning specified in Section 2.01.
“Commitment Fee” has the meaning specified in Section 2.04(a).
“Commitment Increase” has the meaning specified in Section 2.05(c)(i).
“Common Equity” means the stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company ~~member~~membership interests) that have ordinary voting power for the election of directors, managers or trustees (or other persons performing similar functions) of the issuer, as applicable, provided that Preferred Equity, even if it has such ordinary voting power, shall not be Common Equity.
“Communication” has the meaning specified in Section 8.11(a).
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition or deletion of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.04(b) and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Worth” means the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of the Borrower and its Subsidiaries appearing on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of the date of determination in accordance with GAAP, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in such capital stock and surplus of Subsidiaries; provided, however, that, commencing with the fiscal quarter ended March 31, 2021, and for each fiscal quarter ending thereafter, “Consolidated Net Worth” shall (i) be increased by $3,971,069,000 (which is the aggregate amount of non-cash write-downs and non-cash charges attributable or relating to impairments occurring and recognized in the period commencing January 1, 2012, and ending March 31, 2021, related to Entergy Wholesale Commodities’ nuclear generation assets, calculated after giving effect to tax consequences of such impairments), and (ii) exclude the effect of non-cash write-downs and non-cash charges attributable or relating to impairments or disposal losses related to Entergy Wholesale Commodities’ nuclear generation assets occurring and recognized after March 31, 2021, as reflected in the consolidated financial statements of the Borrower and its Subsidiaries with such exclusion being calculated after giving effect to the tax consequences of such impairments and disposal losses (provided, that the amount of any such impairments and disposal losses described in this clause (ii) shall not, when calculated without giving effect to the tax consequences of such impairments and disposal losses, exceed in the aggregate $600,000,000).
“Convert,” “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type or the selection of a new, or the renewal of the same, Interest Period for ~~Eurodollar Rate~~SOFR Advances pursuant to Section 2.09 or 2.10.
“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 8.22.
“Credit Parties” means the Administrative Agent, the LC Issuing Banks and the Lenders.
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~
“Debt” of any Person means (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such Person (i) for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services (other than such obligations incurred in the ordinary course of business on customary trade terms, provided that such obligations are not more than 30 days past due), (iii) as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital or finance leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business)~~,~~  and (v) under any Guaranty Obligations.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means at any time, subject to Section 2.19(f), (i) any Lender that has failed, for two or more Business Days from the date required to be funded or paid, to (A) fund any portion of its Advances, (B) fund any portion of its participations in Letters of Credit or (C) pay over to any Credit Party any other amount required to be paid by it hereunder (each, a “funding obligation”), unless, in the case of clause (A) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent, the Borrower or any LC Issuing Bank in writing, or has stated publicly, that it does not intend or expect to comply with any of its funding obligations under this Agreement unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted generally on its funding obligations under other loan agreements, credit agreements and other similar agreements, (iv) any Lender that has, for three or more Business Days after written request by the Administrative Agent, the Borrower or any LC Issuing Bank, failed to confirm in writing to the Administrative Agent, the Borrower and such LC Issuing Bank that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s, the Borrower’s and such LC Issuing Bank’s receipt of such written confirmation), (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Lender Parent (provided, in each case of the foregoing clauses, that neither the reallocation of funding obligations provided for in Section 2.19(b) hereof as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender) or (vi) any Lender that becomes the subject of any Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (vi) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.19(f) hereof) upon notification of such determination by the Administrative Agent to the Borrower, the LC Issuing Banks and the Lenders.
“Departing Lender” means each “Lender” under the Existing Credit Agreement that is not continuing as a Lender under this Agreement upon the effectiveness of this Agreement on the Restatement Effective Date.
“Disclosure Documents” means the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and Current Reports on Form 8-K filed in 2021 prior to the Restatement Effective Date.

~~“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.~~
“Dollar” and “$” mean the lawful money of the United States.
“Domestic Regulated Utility Subsidiary” means a direct or indirect domestic Subsidiary of the Borrower engaged in generation, transmission or distribution of electricity or the transmission or distribution of natural gas that is regulated as to rates on a cost-of-service basis by the Federal Energy Regulatory Commission (or successor agency) or a state or local Governmental Body.
~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.~~
~~“Early Opt-in Election” means the occurrence of the following:~~
~~(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EDGAR” means the “Electronic Data Gathering, Analysis and Retrieval” system (or any successor system thereof) maintained by the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 8.07(b)(iii)).
“Eligible Securitization Bonds” means securities, however denominated, that are issued by any direct or indirect Subsidiary of the Borrower or any other Person under which recourse is limited to assets that are primarily rights to collect charges that are authorized by law (including, without limitation, pursuant to any order of any governmental authority authorized by law to regulate public utilities) to be invoiced to customers of the Borrower or any direct or indirect Subsidiary of the Borrower.
“Entergy Arkansas” means Entergy Arkansas, LLC, a Texas limited liability company, or its successors and permitted assigns.
“Entergy Louisiana” means Entergy Louisiana, LLC, a Texas limited liability company, or its successors and permitted assigns.
“Entergy Mississippi” means Entergy Mississippi, LLC, a Texas limited liability company, or its successors and permitted assigns.
“Entergy New Orleans” means Entergy New Orleans, LLC, a Texas limited liability company, or its successors and permitted assigns.
“Entergy Texas” means Entergy Texas, Inc., a Texas corporation, or its successors and permitted assigns.
“Environmental Laws” means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.
“ERISA Affiliate” of a Person or entity means any Person, trade or business (whether or not incorporated) that is a member of a group of which such Person or entity is a member and that is under common control with such Person or entity within the meaning of, or that would otherwise be aggregated with such Person or entity under, Section 414 of the Code.
“ERISA Plan” means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA (other than a Multiemployer Plan).
“ERISA Termination Event” means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan during a plan year in which the Borrower or any of its ERISA Affiliates was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or (v) any other event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.
“Erroneous Payment” has the meaning assigned to it in Section 7.09(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 7.09(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 7.09(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 7.09(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.09(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.~~
~~“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.~~
~~“Eurodollar Rate” means, subject to Section 2.20, for any Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for deposits in immediately available funds in United States dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute Reuters page or screen that displays such rate, or on the appropriate page or screen of such other comparable information service that publishes such rate from time to time as selected by the Administrative Agent in its discretion) (in each case, the “Screen Rate”) at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, provided, that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement, and provided, further, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), the Eurodollar Rate for such Borrowing shall be the~~

~~Interpolated Rate, provided, that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~
~~“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(b).~~
~~“Eurodollar Rate Reserve Percentage” of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.~~
“~~Events~~Event of Default” has the meaning specified in Section 6.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its ~~Applicable~~ Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender (which for purposes of this clause (ii) shall include any LC Issuing Bank), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment requested by the Borrower under Section 8.07(e)) or (B) such Lender changes its ~~Applicable~~ Lending Office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its ~~Applicable~~ Lending Office, (iii) Taxes attributable to such Credit Party’s failure to comply with Section 2.15(g) and (iv) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning specified in the preliminary statements hereto.
“Existing Letter of Credit” means a letter of credit listed on Schedule IV hereto outstanding under the Existing Credit Agreement immediately prior to the satisfaction of all the conditions precedent set forth in Sections 3.01 and 3.02.
“Existing Termination Date” has the meaning specified in Section 2.18(a).
“Extension Date” has the meaning specified in Section 2.18(a).
“Extension of Credit” means (i) the disbursement of the proceeds of any Borrowing and (ii) the issuance of a Letter of Credit or the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the maximum amount available to be drawn thereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.
“FCA” has the meaning specified in Section 2.20(a).
“Federal Funds Rate” means, for any day, the rate calculated by the ~~NYFRB~~Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the ~~NYFRB~~Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the ~~NYFRB~~Federal Reserve Bank of New York as the effective federal funds rate; provided, however, if the Federal Funds Rate as so determined would be less than zero (0.00%), such rate shall be deemed to be zero (0.00%) for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letters” means (i) the letter agreement, dated as of May 7, 2021, among the Borrower, Entergy Arkansas, Entergy Louisiana, Entergy Texas and Citigroup Global Markets Inc., (ii) the letter agreement, dated as of May 7, 2021, among the Borrower, Entergy Arkansas, Entergy Louisiana, Entergy Texas, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, (iii) the letter agreement, dated as of May 7, 2021, among the Borrower, Entergy Arkansas, Entergy Louisiana, Entergy Texas and BNP Paribas, (iv) the letter agreement, dated as of May 7, 2021, among the Borrower, Entergy Arkansas, Entergy Louisiana, Entergy Texas and Mizuho Bank, Ltd., (v) the letter agreement, dated as of May 7, 2021, among the Borrower, Entergy Arkansas, Entergy Louisiana, Entergy Texas and MUFG Bank, Ltd., (vi) the letter agreement, dated as of May 7, 2021, among the Borrower, Entergy Arkansas, Entergy Louisiana, Entergy Texas and The Bank of Nova Scotia, and (vii) each LC Issuing Bank Fee Letter entered into by the Borrower and an LC Issuing Bank from time to time, in the case of each of the preceding clauses, as amended, modified and supplemented from time to time.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~USD LIBOR~~Term SOFR. As of the Restatement Effective Date, the Floor with respect to ~~the Eurodollar Rate~~Term SOFR is zero.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Fronting Commitment” means, with respect to any LC Issuing Bank, the aggregate stated amount of all Letters of Credit that such LC Issuing Bank agrees to issue (subject to the LC Commitment Amount), as modified from time to time pursuant to an agreement signed by such LC Issuing Bank and the Borrower. With respect to each Lender that is an LC Issuing Bank on the Restatement Effective Date, such LC Issuing Bank’s Fronting Commitment shall be such LC Issuing Bank’s “Fronting Commitment” listed on Schedule III, and with respect to any Lender that becomes an LC Issuing Bank after the Restatement Effective Date, such Lender’s Fronting Commitment shall equal the amount agreed between the Borrower and such Lender at the time that such Lender becomes an LC Issuing Bank, in each case, as such Fronting Commitment may be modified in accordance with the terms of this Agreement.
“Fronting Fee” has the meaning specified in Section 2.04(c).
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof.
“Governmental Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 8.07(g).
“Guaranty Obligations” means direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any Person, including, without limitation, Support Obligations.
“Hybrid Securities” means (i) debt or preferred or preference equity securities (however designated or denominated) of the Borrower or any of its Subsidiaries that are mandatorily convertible into Common Equity or Preferred Equity of the Borrower or any of its Subsidiaries, provided that such securities do not constitute Mandatorily Redeemable Stock, (ii) securities of the Borrower or any of its Subsidiaries that (A) are afforded equity treatment (whether full or partial) by S&P or Moody’s at the time of issuance, and (B) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to 91 days after the Termination Date, (iii) any other securities (however designated or denominated), that are (A) issued by the Borrower or any of its Subsidiaries, (B) not subject to mandatory redemption or mandatory prepayment, and (C) together with any guaranty thereof, subordinate in right of payment to the unsecured and unsubordinated indebtedness (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary terms) of the issuer of such securities or guaranty and (iv) QUIPS.
“IBA” has the meaning specified in Section 2.20(a).
“ICC” has the meaning specified in Section 2.03(j).
“ICC Rule” has the meaning specified in Section 2.03(j).
~~“Impacted Interest Period” has the meaning specified for such term in the definition herein of “Eurodollar Rate.”~~
“Increasing Lender” has the meaning specified in Section 2.05(c)(i).
“Indemnified Person” has the meaning specified in Section 8.04(c).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in (i), Other Taxes.
“Interest Period” means, for each Advance made as part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1~~,~~ or 3 ~~or 6~~ months (or any other period acceptable to all the Lenders) in the case of a ~~Eurodollar Rate~~SOFR Advance, as the Borrower may, upon notice received by the Administrative Agent not later than ~~11:00 A.M~~11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
(i)    the Borrower may not select any Interest Period that ends after the earliest of the then-scheduled Termination Date applicable to the Commitments of all the Lenders;
(ii)    Interest Periods commencing on the same date for Advances made as part of the same Borrowing shall be of the same duration; and
(iii)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a ~~Eurodollar Rate~~SOFR Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.
~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the Screen Rate for the longest period for which the Screen Rate is available for the Eurodollar Rate Advance that is shorter than the Impacted Interest Period, and (b) the Screen Rate for the shortest period for which the Screen Rate is available for the Eurodollar Rate Advance that exceeds the Impacted Interest Period, in each case, at such time.~~
“ISP” has the meaning specified in Section 2.03(j).
“LC Commitment Amount” means $1,750,000,000 as the same may be reduced permanently from time to time pursuant to Section 2.05.
“LC Fee” has the meaning specified in Section 2.04(b).
“LC Issuing Bank” means Citibank and MUFG Bank, Ltd. and each other consenting Lender or Affiliate thereof that may be appointed from time to time by the Borrower to issue Letters of Credit under this Agreement and that is reasonably acceptable to the Administrative Agent.
“LC Issuing Bank Fee Letters” means the letter agreements between the Borrower and each LC Issuing Bank, in form and substance satisfactory to such LC

Issuing Bank, concerning fees payable by the Borrower to such LC Issuing Bank for its own account, in each case, as amended, modified and supplemented from time to time.
“LC Outstandings” means, on any date of determination, the sum of the undrawn stated amounts of all Letters of Credit that are outstanding on such date plus the aggregate principal amount of all unpaid reimbursement obligations of the Borrower on such date with respect to payments made by the LC Issuing Banks under Letters of Credit. The LC Outstandings with respect to any Lender shall equal such Lender’s Percentage of the sum in the immediately preceding sentence.
“LC Payment Notice” has the meaning specified in Section 2.03(d).
“Lender Extension Notice Date” has the meaning specified in Section 2.18(b).
“Lender Insolvency Event” means that (i) a Lender or its Lender Parent is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Lender or its Lender Parent is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Lender Parent, or such Lender or its Lender Parent has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lender Parent” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Lenders” means the Banks listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Section 8.07.
“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.
“Letter of Credit” means (i) an Existing Letter of Credit or (ii) a standby letter of credit (which may include commercial letters of credit, if agreed to by the applicable LC Issuing Bank) issued by an LC Issuing Bank pursuant to Section 2.03, in each case, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Loan Documents” means this Agreement, each promissory note delivered under Section 2.17 and the Fee ~~Letters~~Letter, in each case, as any of the foregoing may be amended, supplemented or modified from time to time.
“Majority Lenders” means, subject to the last paragraph of Section 8.01, at any time Lenders to which are owed more than 50% of the then aggregate unpaid principal amount of the Advances and participation obligations with respect to the LC Outstandings, or, if there are no Outstanding Credits, Lenders having more than 50% of the Commitments (without giving effect to any termination in whole of the Commitments pursuant to Section 6.02), provided, that for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Advances or participation obligations with respect to the LC Outstandings or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Advances or participation obligations with respect to the LC Outstandings or the total Commitments.
“Mandatorily Redeemable Stock” means, with respect to any Person, such Person’s Common Equity or Preferred Equity to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Debt or other liability of such Person, (A) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (B) at the option of any Person other than such Person, or (C) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings, or (ii) presently convertible into Mandatorily Redeemable Stock.
“Margin Stock” has the meaning assigned to that term in Regulation U issued by the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board, and as amended and in effect from time to time.
“Material Adverse Effect” means, (i) any material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower and its Subsidiaries considered on a consolidated basis, or (ii) any material adverse effect on the legality, validity or enforceability against the Borrower of any Loan Document.
“Maximum Rate” has the meaning specified in Section 8.23.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.
“Net Available Cash” from a Stock Disposition means cash payments received therefrom net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be paid or accrued as a liability under GAAP, as a result of such Stock Disposition.
“Non-Consenting Lender” means any Lender hereunder that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 8.01 and (b) has been approved by the Majority Lenders.
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.
“Non-Extending Lender” has the meaning specified in Section 2.18(b).
“Non-Performing Lender” has the meaning specified in Section 2.03(e).
“Non-Recourse Debt” means any Debt of any Subsidiary of the Borrower that does not constitute Debt of the Borrower, any Significant Subsidiary or Entergy New Orleans.
“Notice of Borrowing” has the meaning specified in Section 2.02(a).
“Notice of Conversion” has the meaning specified in Section 2.10(a).
~~“NYFRB” means the Federal Reserve Bank of New York.~~
“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.07(e)).
“Outstanding Credits” means, on any date of determination, an amount equal to the sum of (i) the aggregate principal amount of all Borrowings outstanding on such date plus (ii) the LC Outstandings on such date, in each case, after giving effect to all repayments and prepayments of Advances and Reimbursement Amounts and all reductions in the LC Outstandings on such date.
“Participant” has the meaning specified in Section 8.07(d).
“Participant Register” has the meaning specified in Section 8.07(d).
“Patriot Act” means USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as in effect from time to time.
“Payment Recipient” has the meaning assigned to it in Section 7.09(a).
“PBGC” means the U.S. Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Percentage” means, for any Lender on any date of determination, the percentage obtained by dividing such Lender’s Commitment on such day by the total of the Commitments on such date, and multiplying the quotient so obtained by 100%.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Platform” has the meaning specified in Section 8.11(b).
“Potential Defaulting Lender” means, at any time, (i) any Lender with respect to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any Subsidiary of such Lender, or (ii) any Lender that has notified, or whose Lender Parent or a Subsidiary thereof has notified, the Administrative Agent, the Borrower or any LC Issuing Bank in writing, or has stated publicly, that it does not intend to comply with its funding obligations generally under other loan agreements, credit agreements and other similar agreements, unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement). Any determination by the Administrative Agent that a Lender is a Potential Defaulting Lender under any of clauses (i) and (ii) above will be conclusive and binding absent manifest error, and such Lender will be deemed a Potential Defaulting Lender (subject to Section 2.19(f) hereof) upon notification of such determination by the Administrative Agent to the Borrower, the LC Issuing Banks and the Lenders.
“Preferred Equity” means any stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests), whether with or without voting rights, that is entitled to dividends or distributions prior to the payment of dividends or distributions with respect to Common Equity.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 8.22.
“QUIPS” means, on any date of determination, all outstanding preferred stock and other preferred securities of the Borrower and its Subsidiaries, including preferred securities issued by any subsidiary trust.
“Rate Contract” means any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Register” has the meaning specified in Section 8.07(c).
“Reimbursement Amount” has the meaning specified in Section 2.03(c).
“Related Parties” means with respect to any specified Person, such Person’s branches and Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s branches and Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Relevant Governmental Body” means the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board or the ~~NYFRB~~Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board or the ~~NYFRB~~Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” has the meaning specified in Section 7.06(b).
“Reportable Event” has the meaning assigned to that term in Title IV of ERISA.
“Request for Issuance” means a request made pursuant to Section 2.03(a) in the form of Exhibit A-3.
“Resignation Effective Date” has the meaning specified in Section 7.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restatement Effective Date” means June 3, 2021.
“S&P” means S&P Global Ratings, ~~acting through~~a business unit of Standard & Poor’s Financial Services LLC ~~business~~, or any successor thereto.
“Sanctioned Country” means, at any time of determination, a country, region or territory which is the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time of determination, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by or acting on behalf of any such Person described in the preceding clause (a) or (b), or (d) any Person, to the Borrower’s knowledge, with which any Lender is prohibited under Sanctions relevant to it from dealing or engaging in transactions. For purposes of the foregoing, control of a Person shall be deemed to include where a Sanctioned Person (i) owns or has power to vote 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of the Person or other individuals performing similar functions for the Person, or (ii) has the power to direct or cause the direction of the management and policies of the Person, whether by ownership of equity interests, contracts or otherwise.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or by the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, or Her Majesty’s Treasury of the United Kingdom.
~~“Screen Rate” has the meaning specified for such term in the definition herein of “Eurodollar Rate.”~~
“SEC” means the United States Securities and Exchange Commission.
“Senior Debt Rating Level” at any time shall be determined as follows in accordance with the ratings assigned by S&P and Moody’s to the Borrower’s senior unsecured long-term debt (or, in the event that S&P or Moody’s has not issued a rating for the Borrower’s senior unsecured long-term debt, the issuer or corporate rating (as such rating is designated by S&P or Moody’s) assigned by such rating agency to the Borrower):

S&P Rating/Moody’s Rating	Senior Debt Rating Level
A- or higher or A3 or higher	1
Below Level 1 but at least BBB+ or Baa1	2
Below Level 2 but at least BBB or Baa2	3
Below Level 3 but at least BBB- or Baa3	4
Below BBB- and Baa3 or unrated	5

Notwithstanding the foregoing, (i) if the ratings described above differ by one level or “notch~~”~~,” the Senior Debt Rating Level will be deemed to be the Senior Debt Rating Level that corresponds to the rating level that is the higher of the two ratings described above, and (ii) if the ratings described above differ by more than one level or “notch,” the Senior Debt Rating Level will be deemed to be the Senior Debt Rating Level that corresponds to the rating level that is one level or “notch” below the higher of the two ratings described above.
“SERI” means System Energy Resources, Inc., an Arkansas corporation, or its successors and permitted assigns.
“Significant Subsidiary” means (i) Entergy Arkansas, Entergy Mississippi, Entergy Louisiana, Entergy Texas and SERI; and (ii) any other Domestic Regulated Utility Subsidiary of the Borrower whose: (A) total assets (after intercompany eliminations) exceed 10% of the total assets of the Borrower and its Subsidiaries or (B) net worth exceeds 10% of the Consolidated Net Worth of the Borrower and its Subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of the Borrower and its Subsidiaries. In no event shall “Significant Subsidiary” include any Domestic Regulated Utility Subsidiary that, as of December 31, 2020, (1) had total assets (after intercompany eliminations) that were 10% or less of the total assets of the Borrower and its Subsidiaries as of such date or (2) had a net worth that was 10% or less of the Consolidated Net Worth of the Borrower and its Subsidiaries as of such date.
~~“SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).~~
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Advance” means an Advance that bears interest as provided in Section 2.07(b).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Advances comprising such Borrowing.
“SPC” has the meaning specified in Section 8.07(g).
“Stock Disposition” means, with respect to any Person, the issuance, sale, lease, transfer, conveyance or other disposition of (whether in one transaction or in a series of transactions) any Common Equity (or stock or other instruments convertible into Common Equity) of such Person.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such a Person, or one or more Subsidiaries, or by such Person and one or more of its Subsidiaries.
“Support Obligations” means any financial obligation, contingent or otherwise, of any Person guaranteeing or otherwise supporting any Debt of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt, or (v) to provide financial support for the performance of, or to arrange for the performance of, any non-funded debt payment obligations of the primary obligor of such Debt.
“Supported QFC” has the meaning specified in Section 8.22.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means:
(a)    for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Advances on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the earlier to occur of (i) June 3, ~~2026~~2027, or, as to any Lender, such later date that may be established for such Lender pursuant to Section 2.18, and (ii) date of termination in whole of the Commitments and each LC Issuing Bank’s obligation to issue Letters of Credit pursuant to Section 2.05 or Section 6.02 hereof; provided that, if such earlier date is not a Business Day, the Termination Date means the Business Day next preceding such earlier date.

~~“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
“Trust Indenture Act” has the meaning specified in Section 7.08.
“Type” has the meaning specified in the definition of “Advance.”
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 8.22.
“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 2.15(g)(ii)(B)(3).
“UCP” has the meaning specified in Section 2.03(j).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
~~“USD LIBOR” means the London interbank offered rate for U.S. dollars.~~
“WARN Act” means the Worker Adjustment and Retraining Notification Act or any similar state or local law.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Computation of Time Periods.
In this Agreement and any other Loan Document, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
SECTION 1.03. Accounting Terms and Principles.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. It is agreed that for purposes of determining compliance with the financial covenant contained in Section 5.02(b) hereof, leases and power purchase agreements shall be treated on the basis of GAAP and the application thereof as in effect on the Restatement Effective Date. If changes in GAAP or the application thereof used in the preparation of any financial statement of the Borrower affect compliance with the financial covenant contained in Section 5.02(b) hereof, the Borrower, the Administrative Agent and the Lenders agree to negotiate in good faith such modifications as are necessary as a result of such changes in GAAP which changes shall, in the case of a change in lease accounting, produce a result which shall be consistent with the immediately preceding sentence and to amend this Agreement to effect such modifications. Until such provisions of this Agreement are modified, determinations of compliance with the financial covenant contained in Section 5.02(b) hereof shall be made on the basis of GAAP and the application thereof as in effect and applied immediately before such change became effective, and all financial statements shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such changes in GAAP.
SECTION 1.04. Statutory Divisions.
In this Agreement, unless the context otherwise requires, for all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person ~~and the original Person survives such division in any form for any period~~, then such asset, right, obligation or liability shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity securities at such time.
SECTION 1.05. Rates.
The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any

alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
AMOUNTS AND TERMS OF THE EXTENSIONS OF CREDIT
SECTION 2.01. The Commitments.
Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances in ~~United States dollars~~Dollars to the Borrower and to participate in the reimbursement obligations of the Borrower in respect of Letters of Credit from time to time on any Business Day during the period from the Restatement Effective Date until the Termination Date applicable to the Commitment of such Lender in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name on Schedule II hereto or, if such Lender has entered into any Assignment and Assumption, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05(a) or 2.05(b) or increased pursuant to Section 2.05(c) (such Lender’s “Commitment”). Each Borrowing shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type and, in the case of ~~Eurodollar Rate~~SOFR Advances, having the same Interest Period made or Converted on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.11 and reborrow under this Section 2.01; provided, however, that at no time may the Outstanding Credits exceed the aggregate amount of the Commitments.
SECTION 2.02. Making the Advances.
(a)    Each Borrowing under Section 2.01 shall be made on notice, given (i) in the case of a Borrowing comprising ~~Eurodollar Rate~~SOFR Advances, not later than 11:00 A.M. (New York City time) on the third (3rd) U.S. Government Securities Business Day prior to the date of the proposed Borrowing, and (ii) in the case of a Borrowing comprising Base Rate Advances, not later than 1:00 P.M. (New York City time) on the date of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be transmitted by facsimile or email in substantially the form of Exhibit A-1 hereto, specifying therein the requested (A) date of such Borrowing, (B) Type of Advances to be made in connection with such Borrowing, (C) aggregate amount of such Borrowing, (D) wire instructions of the Borrower, and (E) in the case of a Borrowing comprising ~~Eurodollar Rate~~SOFR Advances, initial Interest Period for such Advances. Each Lender shall, before (x) 12:00 noon (New York City time) on the date of any Borrowing comprising ~~Eurodollar Rate~~SOFR Advances, and (y) 3:00 P.M. (New York City time) on the date of any Borrowing comprising Base Rate Advances, make available for the account of its ~~Applicable~~ Lending Office to the Administrative Agent at the Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower in such manner as the Borrower shall have specified in the applicable Notice of Borrowing.

(b)    Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Notice of Borrowing requesting ~~Eurodollar Rate~~SOFR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired, or the hedging of the interest rate risks associated with respect to such funds, by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
(c)    Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing under Section 2.01 that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower (following the Administrative Agent’s demand on such Lender for the corresponding amount) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances made in connection with such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.
(d)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing under Section 2.01 shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing under Section 2.01.
SECTION 2.03. Letters of Credit.
(a)    Subject to the satisfaction of the conditions precedent set forth in Sections 3.01 and 3.02 on the Restatement Effective Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder. Subject to the terms and conditions hereof, each LC Issuing Bank agrees to issue Letters of Credit from time to time for the account of the Borrower (or to extend the stated maturity thereof or to amend or otherwise modify the terms thereof), in an aggregate stated amount not exceeding such LC Issuing Bank’s Fronting Commitment, up to a maximum aggregate stated amount for all Letters of Credit at any one time outstanding equal to the LC Commitment Amount, on not less than two Business Days’ prior notice thereof by delivery of a Request for Issuance to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the applicable LC Issuing Bank. Each Request for Issuance shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, amendment or other modification) and the stated expiry date thereof (which shall be no later than five Business Days prior to the then-scheduled Termination Date of the Lender that is, or is an Affiliate of, such LC Issuing Bank), (ii) the proposed stated amount of such Letter of Credit (which shall not be less than $100,000), (iii) the name and address of the beneficiary of such Letter of Credit and (iv) a statement of drawing conditions applicable to such Letter of Credit, and if such Request for Issuance relates to an amendment or other modification (other than an extension of the stated maturity thereof) of a

Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than one day prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon (New York City time) on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the applicable LC Issuing Bank shall issue (or extend, amend or otherwise modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders. Upon each issuance of a Letter of Credit by any LC Issuing Bank, each Lender shall be deemed, and hereby irrevocably and unconditionally agrees, to purchase from such LC Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender’s Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Letter of Credit shall utilize the Commitment of each Lender by an amount equal to the amount of such participation.
(b)    No Letter of Credit shall be requested or issued hereunder if, after the issuance thereof, (i) the Outstanding Credits would exceed the total Commitments then scheduled to be in effect until the Termination Date, (ii) that portion of the LC Outstandings arising from Letters of Credit issued by an LC Issuing Bank would exceed the amount of such LC Issuing Bank’s Fronting Commitment or (iii) the LC Outstandings would exceed the LC Commitment Amount. No LC Issuing Bank shall extend, amend or otherwise modify any Letter of Credit if such LC Issuing Bank would not be permitted at such time to issue the Letter of Credit in its modified form under the terms hereof. No LC Issuing Bank shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with any applicable law.
(c)    The Borrower hereby agrees to pay to the Administrative Agent for the account of the applicable LC Issuing Bank and each Lender that has funded its participation in the reimbursement obligations of the Borrower pursuant to subsection (d) below, on demand, without presentment, protest or other formalities of any kind, made by the applicable LC Issuing Bank to the Borrower, on and after each date on which the applicable LC Issuing Bank shall pay any amount under any Letter of Credit issued by such LC Issuing Bank, a sum equal to the amount so paid (the “Reimbursement Amount”) plus interest on the Reimbursement Amount from the date so paid by such LC Issuing Bank until repayment to such LC Issuing Bank in full at a fluctuating interest rate per annum equal to the interest rate applicable to Base Rate Advances plus, if any amount paid by such LC Issuing Bank under a Letter of Credit is not reimbursed by the Borrower within three Business Days, 2%. The Borrower may satisfy its obligation hereunder to repay the Reimbursement Amount by requesting a Borrowing under Section 2.02 in the amount of such Reimbursement Amount, and the proceeds of such Borrowing may be applied to satisfy the Borrower’s obligations to the applicable LC Issuing Bank or the Lenders, as the case may be.
(d)    If any LC Issuing Bank shall not have been reimbursed in full for any payment made by such LC Issuing Bank under a Letter of Credit issued by such LC Issuing Bank on the date of such payment, such LC Issuing Bank shall give the Administrative Agent and each Lender prompt notice thereof (an “LC Payment Notice”) no later than 12:00 noon (New York City time) on the Business Day immediately succeeding the date of such payment by such LC Issuing Bank. Each Lender shall be obligated to fund the participation that such Lender purchased pursuant to Section 2.03(a) by paying to the Administrative Agent for the account of the applicable LC Issuing Bank an amount equal to such Lender’s Percentage of such unreimbursed amount paid by such LC Issuing Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Rate from the date of the payment by the applicable LC Issuing Bank to the date of payment to such LC Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 P.M. (New York City time) on the later to occur of (i) the Business Day immediately following the date of such payment by the applicable LC Issuing Bank and (ii) the

Business Day on which such Lender shall have received an LC Payment Notice from the applicable LC Issuing Bank. Each Lender’s obligation to make each such payment to the Administrative Agent for the account of any LC Issuing Bank shall be several and shall not be affected by the occurrence or continuance of an Event of Default or the failure of any other Lender to make any payment under this Section 2.03(d). Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    The failure of any Lender to make any payment to the Administrative Agent for the account of any LC Issuing Bank in accordance with subsection (d) above shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender (a “Non-Performing Lender”) shall fail to make any payment to the Administrative Agent for the account of any LC Issuing Bank in accordance with subsection (d) above within five Business Days after the LC Payment Notice relating thereto, then, such Non-Performing Lender agrees to pay to the Administrative Agent for the account of the applicable LC Issuing Bank forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from the date such Lender would have funded its participation had it complied with the requirements of subsection (d) above until the date such amount is paid to the Administrative Agent.
(f)    The payment obligations of each Lender under Sections 2.03(d) and 2.03(e) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit by any LC Issuing Bank shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:
(i)    any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto or to such Letter of Credit;
(ii)    any amendment or waiver of, or any consent to departure from, the terms of this Agreement or such Letter of Credit;
(iii)     the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the applicable LC Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby, thereby or by such Letter of Credit, or any unrelated transaction;
(iv)     any statement or any other document presented under such Letter of Credit reasonably proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)    payment in good faith by the applicable LC Issuing Bank under the Letter of Credit issued by such LC Issuing Bank against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or
(vi)     any other act or omission to act or delay of any kind by any Lender (including the LC Issuing Banks), the Administrative Agent or any other Person or any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this subsection (vi), constitute a legal or equitable discharge of or defense to the Borrower’s or the Lenders’ obligations hereunder.
(g)    The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the LC Issuing Banks, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit. Notwithstanding any provision to the contrary contained in this Agreement, the Borrower and each Lender shall have the right to bring suit against any LC Issuing Bank, and such LC Issuing Bank shall be liable to the Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender which the Borrower or such Lender proves were caused by such LC Issuing Bank’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable judgment), including, in the case of the Borrower, such LC Issuing Bank’s willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) that strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, each LC Issuing Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by such LC Issuing Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and payment against such documents shall not constitute willful misconduct or gross negligence by such LC Issuing Bank. Notwithstanding the foregoing, no Lender shall be obligated to indemnify the Borrower for damages caused by any LC Issuing Bank’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable judgment).
(h)    The Borrower acknowledges that the rights and obligations of the LC Issuing Banks under each Letter of Credit are independent of the existence, performance or nonperformance of any contract or arrangement underlying such Letter of Credit, including contracts or arrangements between the LC Issuing Banks and the Borrower and between the Borrower and the beneficiary of such Letter of Credit. The LC Issuing Banks shall have no duty to notify the Borrower of its receipt of a demand or a draft, certificate or other document presented under a Letter of Credit or of its decision to honor such demand. The LC Issuing Banks may, without incurring any liability to the Borrower or impairing its entitlement to reimbursement under this Agreement, honor a demand under a Letter of Credit despite notice from the Borrower of, and without any duty to inquire into, any defense to payment or any adverse claims or other rights against the beneficiary of such Letter of Credit or any other person. The LC Issuing Banks shall have no duty to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of a Letter of Credit. The LC Issuing Banks shall have no duty to seek any waiver of discrepancies from the Borrower, nor any duty to grant any waiver of discrepancies that the Borrower approves or requests. The LC Issuing Banks shall have no duty to extend the expiration date or term of a Letter of Credit or to issue a replacement letter of Letter of Credit on or before the expiration date of a Letter of Credit or the end of such term.
(i)    Any LC Issuing Bank may resign at any time in accordance with the provisions of Section 7.07 hereof.
(j)    The Borrower agrees that the LC Issuing Banks may issue Letters of Credit subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (2007 Revision) or, at an LC Issuing Bank’s option, such later revision thereof in effect at the time of issuance of such Letter of Credit (as so chosen for the Credit, the “UCP”) or the International Standby Practices 1998, ICC Publication No. 590 or, at

an LC Issuing Bank’s option, such later revision thereof in effect at the time of issuance of the Credit (as so chosen for such Letter of Credit, the “ISP,” and each of the UCP and the ISP, an “ICC Rule”). The LC Issuing Banks’ privileges, rights and remedies under such ICC Rules shall be in addition to, and not in limitation of, its privileges, rights and remedies expressly provided for herein. The UCP and the ISP (or such later revision of either) shall serve, in the absence of proof to the contrary, as evidence of general banking usage with respect to the subject matter thereof. The Borrower agrees that for matters not addressed by the chosen ICC Rule, such Letter of Credit shall be subject to and governed by the laws of the State of New York and applicable United States Federal laws. If, at the Borrower’s request, a Letter of Credit expressly chooses a state or country law other than New York State law and United States Federal law or is silent with respect to the choice of an ICC Rule or a governing law, the LC Issuing Banks shall not be liable for any payment, cost, expense or loss resulting from any action or inaction taken by an LC Issuing Bank if such action or inaction is or would be justified under an ICC Rule, New York law, applicable United States Federal law or the law governing such Letter of Credit.
SECTION 2.04. Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on the average daily unused amount of such Lender’s Commitment (i) from the Restatement Effective Date in the case of each Bank, and (ii) from the effective date specified in the Assignment and Assumption pursuant to which it became a Lender, in the case of each other Lender, until the earlier to occur of (x) the Termination Date applicable to the Commitment of such Lender and, (y) in the case of the termination in whole of a Lender’s Commitment pursuant to Section 2.05, the date of such termination, payable on the last day of each March, June, September and December during such period, and on the Termination Date applicable to the Commitment of such Lender (in the case of clause (x) above) or on the date of termination in whole of the applicable Lender’s Commitment (in the case of clause (y) above) at the rate per annum set forth below in the column identified by the Senior Debt Rating Level:

Senior Debt Rating Level	Level 1	Level 2	Level 3	Level 4	Level 5
Rate Per Annum
Commitment Fee	0.125%	0.175%	0.225%	0.275%	0.350%

Article IIAny change in the Commitment Fee will be effective as of the date on which S&P or Moody’s, as the case may be, announces the applicable change in any rating that results in a change in the Senior Debt Rating Level.
(b)    The Borrower shall pay to the Administrative Agent for the account of each Lender a fee (the “LC Fee”) on the average daily amount of the sum of the undrawn stated amounts of all Letters of Credit outstanding on each such day, from the Restatement Effective Date in the case of each Bank, and from the effective date specified in the Assignment and Assumption pursuant to which it became a Lender, in the case of each other Lender, until the later to occur of the Termination Date applicable to the Commitment of such Lender and the date on which no Letters of Credit are outstanding, payable on the last day of each March, June, September and December during such period and such later date, at a rate equal at all times to the Applicable Margin in effect from time to time for ~~Eurodollar Rate~~SOFR Advances. In addition, the Borrower shall pay to the LC Issuing Banks such fees for the issuance and maintenance of Letters of Credit and for drawings thereunder as may be separately agreed between the Borrower and the LC Issuing Banks.

(c)    The Borrower agrees to pay to each LC Issuing Bank that issues any Letter of Credit, a fronting fee in the amount separately agreed by the Borrower and such LC Issuing Bank (a “Fronting Fee”) and such other charges with respect to such Letter of Credit as are agreed upon with such LC Issuing Bank and as are customary.
(d)    The Borrower agrees to pay the other fees payable by it in such amounts and on such terms as set forth in the Fee Letters.
SECTION 2.05. Adjustment of the Commitments.
(a)    The Borrower shall have the right, without premium or penalty, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof; provided, further, that the Commitments may not be reduced to an amount that is less than the aggregate stated amount of outstanding Letters of Credit. Subject to the foregoing, (i) any reduction of the Commitments to an amount that is less than $1,750,000,000 shall also result in a reduction of the LC Commitment Amount to the extent of such deficit, and (ii) if after giving effect to any reduction of the LC Commitment Amount pursuant to the preceding clause (i), any Fronting Commitment exceeds the LC Commitment Amount, such Fronting Commitment shall be automatically reduced by the amount of such excess. Once terminated, a Commitment may not be reinstated except as provided in Section 2.05(c).
(b)    The Borrower may terminate in whole the unused amount of the Commitment of a Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.19(b)(iii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any LC Issuing Bank or any Lender may have against such Defaulting Lender.
(c)    (i)    On any date prior to the final Termination Date, but no more than once in each calendar quarter, the Borrower may increase the aggregate amount of the Commitments by minimum increments of $100,000,000 up to an aggregate amount not exceeding $500,000,000 for all such increases (any such increase, a “Commitment Increase”) by designating either (x) one or more of the existing Lenders or one or more Affiliates thereof (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or (y) one or more other financial institutions (in the case of each of clauses (x) and (y), acceptable to the Administrative Agent and the LC Issuing Banks) that at the time agree, in the case of any such financial institution that is an existing Lender, to increase its Commitment (an “Increasing Lender”) and, in the case of any other financial institution or an Affiliate of a Lender (an “Additional Lender”), to become a party to this Agreement and provide its applicable Commitment. The sum of the increases in the Commitments of the Increasing Lenders pursuant to this Section 2.05(c) plus the Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase. The Borrower shall provide notice of any proposed Commitment Increase pursuant to this Section 2.05(c) to the Administrative Agent, which shall promptly provide a copy of such notice to the Lenders. If any Lender or Affiliate thereof designated by the Borrower pursuant to this Section 2.05(c) shall not have responded to the requested Commitment Increase on or prior to the date specified by the Administrative Agent, such Lender or Affiliate thereof shall be deemed to have declined to increase or offer to provide its applicable Commitment.

(ii)    Any Commitment Increase shall become effective upon (A) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent, signed by the Borrower, each Increasing Lender and each Additional Lender, setting forth the new Commitments of each such Increasing Lender and setting forth the agreement of each such Additional Lender to become a party to this Agreement and provide its applicable Commitment, and to be bound by all the terms and provisions hereof binding upon each Lender, (B) the funding by each Increasing Lender and each Additional Lender of the Advance(s) to be made by each such Lender described in paragraph (iii) below, (C) the receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of a duly authorized officer of the Borrower stating that both before and after giving effect to such Commitment Increase (1) no Event of Default or event that, with the giving of notice or passage of time or both, would be an Event of Default has occurred and is continuing or would result from such Commitment Increase and (2) all representations and warranties made by the Borrower in this Agreement are true and correct ~~in all material respects (without duplication of materiality qualifications otherwise set forth in such representations and warranties)~~ on and as of the date of such Commitment Increase, as though made on and as of such date, except for those made specifically as of another date, in which case such representations and warranties are true and correct as of such other date, and (D) the receipt by the Administrative Agent of (1) certified copies of the resolutions of the Board of Directors (or the equivalent authorization) of the Borrower authorizing such Commitment Increase and the performance of this Agreement on and after the Commitment Increase, and of all documents evidencing other necessary corporate or other organizational action and governmental and regulatory approvals with respect to this Agreement and such Commitment Increase, (2) ~~an opinion of the~~one or more opinions of counsel ~~of~~to the Borrower, as to such matters related to the foregoing as the Administrative Agent or the Lenders through the Administrative Agent may reasonably request and (3) such other documents as the Administrative Agent or the Lenders through the Administrative Agent may reasonably request.
(i)    ~~(iii)~~ Upon the effective date of any Commitment Increase, the Borrower shall prepay the outstanding Borrowings (if any) in full, and shall simultaneously make new Borrowings hereunder in an amount equal to such prepayment, so that, after giving effect thereto, the Advances are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase). Prepayments made under this paragraph (iii) shall not be subject to the notice requirements of Section 2.11, but shall be subject to Section 8.04(b).
(ii)    ~~(iv)~~ Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any Advances on such date pursuant to paragraph (iii) above, all calculations and payments of the Commitment Fee and the LC Fee and of interest on the Advances shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Advance made by such Lender during the relevant period of time.
SECTION 2.06. Repayment of Advances.
(a)    The Borrower shall repay the principal amount of each Advance made by each Lender on the Termination Date applicable to such Lender.
(b)    If at any time the aggregate principal amount of Outstanding Credits exceed the Commitments, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the Outstanding Credits will not exceed the Commitments.

SECTION 2.07. Interest on Advances.
The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(a)    Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin for such Base Rate Advance in effect from time to time, payable quarterly on the last day of each March, June, September and December, on the Termination Date applicable to such Lender and on each date such Base Rate Advance shall be Converted or paid in full.
(b)    ~~Eurodollar Rate~~SOFR Advances. ~~Subject to Section 2.08, if~~If such Advance is a ~~Eurodollar Rate~~SOFR Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of ~~the Eurodollar Rate~~Term SOFR for such Interest Period plus the Applicable Margin for such ~~Eurodollar Rate~~SOFR Advance in effect from time to time, payable on the last day of each Interest Period for such ~~Eurodollar Rate~~SOFR Advance, on the Termination Date applicable to such Lender and on each date such ~~Eurodollar Rate~~SOFR Advance shall be Converted or paid, repaid or prepaid in full and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.
(c)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.08. ~~Additional Interest on Eurodollar Rate Advances~~[Reserved].
~~The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.~~
SECTION 2.09. Interest Rate Determination.
(a)    The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a) or 2.07(b).
(b)    If, prior to the commencement of any Interest Period for a ~~Eurodollar Rate~~SOFR Advance and any Benchmark Transition Event pursuant to Section 2.20:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining ~~the Eurodollar Rate~~Term SOFR for any requested Interest Period~~, including, without limitation, because the Screen Rate is not available or published on a current basis~~; or
(ii)    the Majority Lenders notify the Administrative Agent (with a copy to the Borrower) that the Majority Lenders have determined that ~~the Eurodollar Rate~~Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate~~SOFR Advance does not adequately and fairly reflect the cost to the Lenders of funding such ~~Eurodollar Rate~~SOFR Advance;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, (x) each ~~Eurodollar Rate~~SOFR Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the obligation of the Lenders to make or to Convert Advances into ~~Eurodollar Rate~~SOFR Advance (to the extent of the affected ~~Eurodollar Rate~~SOFR Advances or Interest Periods) shall be suspended and the Borrower may revoke any pending request for a ~~Eurodollar Rate~~SOFR Advance, or Conversion of a ~~Eurodollar Rate~~SOFR Advance (to the extent of the affected ~~Eurodollar Rate~~SOFR Advance or Interest Period) or, failing that, will be deemed to have converted such request into a request for an Advance of or a Conversion to a Base Rate Advance in the amount specified therein.
SECTION 2.10. Conversion of Advances.
(a)    Voluntary. The Borrower may, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, on any Business Day, Convert all Advances of one Type made in connection with the same Borrowing into Advances of another Type; provided, however, that any Conversion of, or with respect to, any ~~Eurodollar Rate~~SOFR Advances into Advances of another Type shall be made on, and only on, the last day of an Interest Period for such ~~Eurodollar Rate~~SOFR Advances, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such Conversion. Each such notice of a Conversion (a “Notice of Conversion”) shall be transmitted by facsimile or by electronic mail, in substantially the form of Exhibit A-2 hereto, specifying therein (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into, or with respect to, ~~Eurodollar Rate~~SOFR Advances, the duration of the Interest Period for each such Advance. Notwithstanding the foregoing, if the Administrative Agent has not received a Notice of Conversion for any outstanding SOFR Advances with an Interest Period of one (1) month or three (3) months by the time specified in the first sentence of this clause (a) and no Event of Default has occurred and is continuing, the Borrower shall be deemed to have given a Notice of Conversion (and be deemed to have made the representations and warranties therein) to continue such SOFR Advances as the same Type and specifying the duration of the Interest Period for such SOFR Advances to be an Interest Period of one (1) month, effective as of the expiration date of such current Interest Period, unless the new Interest Period would extend beyond the Termination Date, in which case such SOFR Advances shall Convert into Base Rate Advances, and in either case the Administrative Agent shall promptly notify each Lender accordingly.
(b)    Mandatory. ~~If~~Except as otherwise provided pursuant to the last sentence of subsection (a) above, if the Borrower shall fail to select the Type of any Advance or the duration of any Interest Period for any Borrowing comprising ~~Eurodollar Rate~~SOFR Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and

Section 2.10(a), or if any proposed Conversion of a Borrowing that is to comprise ~~Eurodollar Rate~~SOFR Advances upon Conversion shall not occur as a result of the circumstances described in subsection (c) below, or if an Event of Default has occurred and is continuing and ~~Eurodollar Rate~~SOFR Advances are outstanding, the Administrative Agent will forthwith so notify the Borrower and the Lenders, and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.
(c)    Failure to Convert. Each ~~notice~~Notice of Conversion given pursuant to subsection (a) above shall be irrevocable and binding on the Borrower. In the case of any Borrowing that is to comprise ~~Eurodollar Rate~~SOFR Advances upon Conversion, the Borrower agrees to indemnify each Lender against any loss, cost or expense incurred by such Lender if, as a result of the failure of the Borrower to satisfy any condition to such Conversion (including, without limitation, the occurrence of any Event of Default, or any event that would constitute an Event of Default with notice or lapse of time or both), such Conversion does not occur. The Borrower’s obligations under this subsection (c) shall survive the repayment of all other amounts owing to the Lenders and the Administrative Agent under this Agreement and the termination of the Commitments.
(d)    No Event of Default. Notwithstanding any other provision of this Agreement to the contrary, the Borrower may not borrow SOFR Advances ~~at the Eurodollar Rate~~ or Convert Advances resulting in ~~Eurodollar Rate~~SOFR Advances at any time an Event of Default has occurred and is continuing.
SECTION 2.11. Prepayments.
The Borrower may, upon notice received by the Administrative Agent prior to 11:00 A.M. (New York City time) on any Business Day, with respect to Base Rate Advances, and upon at least two Business Days’ notice to the Administrative Agent, with respect to ~~Eurodollar Rate~~SOFR Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or any integral multiple of $100,000 in excess thereof and (ii) in the case of any such prepayment of ~~an Eurodollar Rate~~a SOFR Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment.
SECTION 2.12. Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement reflected in the Eurodollar Rate Reserve Percentage, in the case of Eurodollar Rate Advances)~~ or any LC Issuing Bank;
(ii)    subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)     impose on any Lender or any LC Issuing Bank ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to increase the cost to such Lender, such LC Issuing Bank or such other Credit Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, LC Issuing Bank or other Credit Party hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, LC Issuing Bank or other Credit Party, the Borrower will pay to such Lender, LC Issuing Bank or other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender, LC Issuing Bank or other Credit Party, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender or LC Issuing Bank determines that any Change in Law affecting such Lender or LC Issuing Bank or any ~~Applicable~~ Lending Office of such Lender or such Lender’s or LC Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or LC Issuing Bank’s capital or on the capital of such Lender’s or LC Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any LC Issuing Bank, to a level below that which such Lender or LC Issuing Bank or such Lender’s or LC Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuing Bank’s policies and the policies of such Lender’s or LC Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or LC Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuing Bank or such Lender’s or LC Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates for Increased Costs. A certificate of a Lender or LC Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or LC Issuing Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 2.12 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or LC Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or LC Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or LC Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or LC Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or LC Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or LC Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.13. Illegality.
Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that any Change in Law ~~makes~~has made it unlawful, or that any central bank or other Governmental Body ~~asserts~~has asserted that it is unlawful, for any Lender or its ~~Eurodollar~~ Lending Office to ~~perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the~~make, maintain or fund Advances whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR, (a) any obligation of the Lenders to make~~, or to Convert Advances into, Eurodollar~~ SOFR Advances, and any right of the Borrower to continue SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended, and (b) the interest rate on which Base Rate Advances shall ~~be suspended~~, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate,” in each case until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances ~~causing~~giving rise to such ~~suspension~~determination no longer exist ~~and~~. Upon receipt of such notice, (~~ii~~i) the Borrower shall ~~forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Advances of another Type in accordance with~~, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Advances to Base Rate Advances (the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Advances to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Advances to such day, and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (iii) of the definition of “Base Rate,” in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR and the Administrative Agent notifies the Borrower that it is no longer illegal for any affected Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section ~~2.10~~8.04(b).
SECTION 2.14. Payments and Computations.
(a)    The Borrower shall make each payment hereunder not later than 12:00 noon (New York City time) on the day when due in ~~United States dollars~~Dollars to the Administrative Agent without defense, setoff or counterclaim at the Agent’s Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Commitment Fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.04, ~~2.08,~~ 2.12, 2.15, 2.18, 2.19 or 8.04(b)) to the Lenders for the account of their respective ~~Applicable~~ Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or LC Issuing Bank to such Lender for the account of its ~~Applicable~~ Lending Office or to any LC Issuing Bank, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)    The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time to the extent permitted by law against any or all of the Borrower’s accounts with such Lender any amount so due.
(c)    All computations of interest based on clause (i) of the definition of “Base Rate” shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on ~~the Eurodollar Rate~~Term SOFR, the Federal Funds Rate or clause (ii) or (iii) of the definition of “Base Rate” and of the Commitment Fee and the LC Fee shall be made by the Administrative Agent~~, and all computations of interest pursuant to Section 2.08 shall be made by a Lender,~~  on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Fee or LC Fee is payable. Each determination by the Administrative Agent ~~(or, in the case of Section 2.08, by a Lender)~~ of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(d)    Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of any payment of any interest, Commitment Fee or LC Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of ~~Eurodollar Rate~~SOFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(e)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.
(f)    Notwithstanding anything to the contrary contained herein, any Advance or other amount payable by the Borrower hereunder that is not paid when due (whether at stated maturity, by acceleration or otherwise), and all Advances at any time an Event of Default shall have occurred and be continuing, shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times, in the case of each Advance, to the applicable interest rate in effect from time to time for such Advance plus 2% per annum, and, in the case of other amounts, to the Base Rate plus the Applicable Margin for Base Rate Advances plus 2% per annum, payable in each case upon demand.
SECTION 2.15. Taxes.
(a)    Defined Terms. For purposes of this Section 2.15, the term “Lender” includes each LC Issuing Bank and the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Body in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Credit Party, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Borrower by such Credit Party (with a copy to the Administrative Agent, unless the Administrative Agent is such Credit Party), or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Body pursuant to this Section 2.15, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii)(A), (ii)(B) and (ii)(D) ~~below~~of this Section 2.15(g)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)     any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” that is described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and that is related to the Borrower and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(4)     to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit

C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) in the event that such indemnified party is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Sections 1.1471-2(b)(2)(i) and 1.1471-2T(b)(2)(i).
(j)    Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.16. Sharing of Payments, Etc.
If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to the Fee Letters, Section 2.02(c), ~~2.08,~~ 2.12, 2.15, 2.18, 2.19 or 8.04(b)) or, on account of the Borrower’s reimbursement obligations in respect of LC Outstandings in excess of its ratable share of payments on account of the Advances or on account of such reimbursement obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them and such reimbursement obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that (i) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (A) the amount of such Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (ii) the provisions of this Section 2.16 shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in LC Outstandings to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.16 shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
SECTION 2.17. ~~Noteless Agreement;~~ Evidence of Indebtedness.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period (if any) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to subsections (a) and (b) ~~above~~of this Section 2.17 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay such obligations in accordance with their terms.
(d)    Any Lender may request that its Advances be evidenced by one or more promissory notes. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to such Lender and in a form acceptable to the Borrower and the Administrative Agent. Thereafter, the Advances evidenced by such note(s) and interest thereon shall at all times (including after any assignment pursuant to Section 8.07) be represented by notes from the Borrower, payable to the payee named therein or any assignee pursuant to Section 8.07, except to the extent that any such Lender or assignee subsequently returns any such notes for cancellation and requests that such Borrowings once again be evidenced as in subsections (a) and (b) ~~above~~of this Section 2.17.
SECTION 2.18. Extension of Termination Date.
(a)    Starting with the date that is 60 days prior to the first anniversary of the Restatement Effective Date, so long as no Event of Default has occurred and is continuing, the Borrower may, by delivering an irrevocable written request to the Administrative Agent (the date of delivery of any such request being the “Borrower Extension Notice Date”), request that each Lender extend such Lender’s Termination Date for one year after the Termination Date then in effect for such Lender hereunder (the “Existing Termination Date,” and the effective date of any extension pursuant to this Section 2.18, the “Extension Date”). The Administrative Agent shall, upon its receipt of such request, promptly notify each Lender thereof, and request that each Lender promptly advise the Administrative Agent of its approval or rejection of such request. The Borrower may only exercise its right to request an extension of the Termination Date under this Section 2.18 during the term of this Agreement, on no more than two occasions during the term of this Agreement, and in no event more frequently than once during any twelve-month period.
(b)    Upon receipt of such notification from the Administrative Agent, each Lender acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than ten (10) Business Days ~~after~~following the applicable Borrower Extension Notice Date (the date of such tenth (10th) Business Day, the “Lender Extension Notice Date”), notify the Administrative Agent in writing whether such Lender agrees to such extension (each Lender that determines to so extend its Existing Termination Date, an “Extending Lender”). Each Lender that determines not to so extend its Existing Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Extension Notice Date) and any Lender that does not advise the Administrative Agent whether it agrees or does not agree to the extension shall be deemed to be a Non-Extending Lender. The Administrative Agent shall promptly notify the Borrower as to each Lender’s determination under this Section no later than one (1) Business Day after the Administrative Agent receives notice of such Lender’s determination.
(c)    If (and only if) the aggregate amount of the Commitments of the Extending Lenders ~~that have agreed to extend their Existing Termination Dates~~ plus the aggregate additional Commitments of the Additional Commitment Lenders (as defined below) as of such date shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Existing

Termination Date of each Lender agreeing to an extension and of each Additional Commitment Lender as of such date shall be extended to the date that is one year after such Existing Termination Date (except that, if such date is not a Business Day, such Existing Termination Date as so extended shall be the immediately preceding Business Day), and each Additional Commitment Lender as of such date that is not already a Lender shall thereupon become a “Lender” for all purposes of this Agreement. For purposes of this Section 2.18(c), each reference to an “Additional Commitment Lender” or the “Additional Commitment Lenders” shall be deemed to refer to such “Additional Commitment Lender” or “Additional Commitment Lenders,” in each case, as of such date of determination. Notwithstanding the foregoing, the extension of a Lender’s Existing Termination Date pursuant to this Section shall be effective with respect to such Lender on the Extension Date only if:
(i)    as of the Extension Date, the remaining term of this Agreement shall not exceed five years; and
(ii)    the Administrative Agent shall have received the following, each dated such date and in form and substance satisfactory to the Administrative Agent:
(A)    a certificate of a duly authorized officer of the Borrower to the effect that as of such Extension Date (1) no event has occurred and is continuing, or would result from the extension of the Termination Date, that constitutes an Event of Default or would, with the giving of notice or the lapse of time, or both, constitute an Event of Default and (2) the representations and warranties contained in Section 4.01 are correct ~~in all material respects (without duplication of materiality qualifications otherwise set forth in such representations and warranties)~~ on and as of such Extension Date, before and after giving effect to such extension, as though made on and as of such date, except for those made specifically as of another date, in which case such representations and warranties shall be true and correct as of such other date; provided that, if financial statements have been delivered pursuant to Section 5.01(c)(i) or Section 5.01(c)(ii) the representations and warranties contained in Sections 4.01(e) and 4.01(f) shall be deemed to refer to the most recent financial statements delivered ~~pursuant to Section 5.01(c)(i) and (ii),~~;
(B)    certified copies of the resolutions of the Board of Directors of the Borrower authorizing such extension and the performance of this Agreement on and after such Extension Date, and of all documents evidencing other necessary organizational action and governmental and regulatory approvals with respect to this Agreement and such extension of the Termination Date,
(C)    ~~an opinion of the~~one or more opinions of counsel ~~of~~to the Borrower, as to such matters related to the foregoing as the Administrative Agent or the Lenders through the Administrative Agent may reasonably request; and
(D)    such other documents as the Administrative Agent or the Lenders through the Administrative Agent may reasonably request.
(d)    The Borrower shall have the right, but shall not be obligated, on or before the applicable Existing Termination Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions that are Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 8.07, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 8.07, with the Borrower obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Existing Termination Date for such Non-Extending

Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).
(e)    Upon the extension of the Termination Date in accordance with this Section 2.18, the Administrative Agent shall deliver to each Lender and LC Issuing Bank a revised Schedule II setting forth the Commitment of each Lender after giving effect to such extension, and such Schedule II shall replace the Schedule II in effect before the extension of the Termination Date.
(f)    Subject to subsection (c) above, the Commitment of any Non-Extending Lender that has not been replaced pursuant to subsection (d) above shall automatically terminate on its Existing Termination Date (without regard to any extension by any other Lender). On the date of any termination and/or assignment of a Non-Extending Lender’s Commitment pursuant to this Section 2.18, the Borrower shall pay or prepay to such Non-Extending Lender the aggregate outstanding principal amount of all Advances of such Lender with respect to such termination of its Commitment, together with accrued interest to the date of such prepayment on the principal amount prepaid and all other fees and other amounts due and payable to such Lender hereunder. In the case of any such prepayment of a ~~Eurodollar Rate~~SOFR Advance, the Borrower shall be obligated to reimburse each such Lender in respect thereof pursuant to Section 8.04(b).
(g)    Each LC Issuing Bank may, in its sole discretion, elect not to serve in such capacity following any extension of the Termination Date; provided that (i) the Borrower and the Administrative Agent may appoint a replacement for any such resigning LC Issuing Bank, and (ii) the extension of the Termination Date may become effective without regard to whether such replacement is found.
SECTION 2.19. Defaulting Lenders.
(a)    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Sections 2.04(a) and 2.04(b) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees), provided that (i) to the extent that all or a portion of the LC Outstandings of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.19(b), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Percentages, and (ii) to the extent that all or any portion of such LC Outstandings cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the LC Issuing Banks, as applicable (and the pro rata payment provisions of Section 2.16 will automatically be deemed adjusted to reflect the provisions of this Section).

(b)    If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any LC Outstandings held by such Defaulting Lender:
(i)    The LC Outstandings held by such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Percentages; provided that (A)(x) the sum of each Non-Defaulting Lender’s Outstanding Credits (after giving effect to such reallocation) may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (y) the sum of all Non-Defaulting Lender’s Outstanding Credits (after giving effect to such reallocation) may not in any event exceed the total Commitments of all Non-Defaulting Lenders as in effect at the time of such reallocation and (B) subject to Section 8.20, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any LC Issuing Bank or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;
(ii)    to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s LC Outstandings cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than three Business Days after demand by the Administrative Agent (at the direction of an LC Issuing Bank), (A) Cash Collateralize the obligations of the Borrower to the LC Issuing Banks in respect of such LC Outstandings in an amount at least equal to the aggregate amount of the unreallocated portion of such LC Outstandings, or (B) make other arrangements satisfactory to the Administrative Agent and to the LC Issuing Banks, in their sole discretion, to protect them against the risk of non-payment by such Defaulting Lender; and
(iii)     any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.19(f)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the LC Issuing Banks (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed amounts then due and payable under Letters of Credit to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(c)    In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, each LC Issuing Bank is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.02(a) in such amounts and in such times as may be required to (i) reimburse amounts due and payable under Letters of Credit and/or (ii) Cash Collateralize the obligations of the Borrower in respect of outstanding Letters of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit.
(d)    In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, no LC Issuing Bank will be required to issue any Letter of Credit or to amend any outstanding Letter of Credit in a manner that constitutes an Extension of Credit, unless such LC Issuing Bank is satisfied that any exposure that would result therefrom is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof satisfactory to such LC Issuing Bank.

(e)    If any Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, if any Letter of Credit is at the time outstanding, any LC Issuing Bank may (except, in the case of a Defaulting Lender, to the extent the Commitments have been fully reallocated pursuant to Section 2.19(b)), by notice to the Borrower and such Defaulting Lender or Potential Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to such LC Issuing Bank in respect of such Letter of Credit in amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender or such Potential Defaulting Lender to be applied pro rata in respect thereof, or to make other arrangements satisfactory to the Administrative Agent and to such LC Issuing Bank in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender.
(f)    If the Borrower, the Administrative Agent and the LC Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender or a Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.19(b)), such Lender will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Outstanding Credits held by the Lenders to be on a pro rata basis in accordance with their respective Percentages, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non-Defaulting Lender (and such Outstanding Credits held by each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.
SECTION 2.20. Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document~~:~~
~~(a)~~ , upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a ~~Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.~~
~~(b) Replacing Future Benchmarks. Upon the occurrence of a~~ Benchmark Transition Event~~, the Benchmark Replacement will replace the then-current Benchmark for all~~

~~purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m.~~ will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Majority Lenders. ~~At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Advances to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.~~No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    ~~(c)~~ Benchmark Replacement Conforming Changes. In connection with the ~~implementation and~~use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    ~~(d)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement ~~Conforming Changes. For the avoidance of doubt, any notice required to be delivered by the~~. The Administrative Agent ~~as set forth in this Section 2.20 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes~~will (x) promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d) and (y) notify the Borrower promptly following the Administrative Agent’s knowledge of the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20.
(d)    ~~(e)~~ Unavailability of Tenor of Benchmark. ~~At~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR)~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may ~~remove any tenor of such Benchmark that is~~modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative ~~for Benchmark (including Benchmark Replacement) settings and (ii)~~tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate ~~any~~ such previously removed tenor ~~for Benchmark (including Benchmark Replacement) settings~~.
~~(f) Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to USD LIBOR (or any other Benchmark) or have the same volume or liquidity as did USD LIBOR (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.20 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.20. Notwithstanding the foregoing, this disclaimer of liability shall not apply in respect of any action taken or omitted to be taken by the Administrative Agent contemplated by clause (iii) above to the extent that any claims, damages, losses, liabilities costs or expenses resulting therefrom are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent.~~
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

ARTICLE III
CONDITIONS OF EXTENSIONS OF CREDIT
SECTION 3.01. Conditions Precedent to Effectiveness.
The effectiveness of this Agreement and the obligation of each Lender and each LC Issuing Bank to make its initial Extension of Credit hereunder on the Restatement Effective Date is subject to satisfaction of each the following conditions precedent on or before such date:
(a)    The Administrative Agent shall have received the following on or before the Restatement Effective Date, each dated such date (except for the Disclosure Documents), in form and substance satisfactory to the Administrative Agent and (except for the notes described in paragraph (i)) with one copy for each Lender and each LC Issuing Bank:
(i)    (A) This Agreement, duly executed by each of the parties hereto, and (B) a promissory note payable to each Lender that requests one pursuant to Section 2.17, duly completed and executed by the Borrower;

(ii)    Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, and of all documents evidencing other necessary corporate action with respect to this Agreement;

(iii)     A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the organizational documents of the Borrower, in each case as in effect on the Restatement Effective Date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals (if any) required for the due execution, delivery and performance by the Borrower of this Agreement;

(iv)    Copies of all the Disclosure Documents (it being agreed that such Disclosure Documents will be deemed to have been delivered under this clause (iv) if such documents are publicly available on EDGAR or on the Borrower’s website no later than the third Business Day immediately preceding the Restatement Effective Date);

(v)    One or more favorable opinions of counsel (including the opinion of in-house counsel and special New York counsel) for the Borrower in form and substance satisfactory to the Administrative Agent;

(vi)    All documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent such documentation or information is requested by the Administrative Agent on behalf of the Lenders prior to the Restatement Effective Date; and

(vii)    At least five (5) days prior to the Restatement Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower must deliver a Beneficial Ownership Certification in relation to Borrower.

(b)    The Administrative Agent shall have received on behalf of each Departing Lender, payment in full of all “Advances” (as defined in the Existing Credit Agreement) of such Departing Lender outstanding as of the Restatement Effective Date, together with all interest accrued and unpaid thereon, any amounts owing in respect of such payment pursuant to Section 8.04(b) of the Existing Credit Agreement, all accrued and unpaid fees pursuant to Section 2.04 of the Existing Credit Agreement, and any other amounts then due and owing by the Borrower to such Departing Lender pursuant to the Existing Credit Agreement on the Restatement Effective Date.
(c)    The Borrower shall have paid to the Lenders all accrued and unpaid fees pursuant to Section 2.04 of the Existing Credit Agreement, and any other amounts then due and owing by the Borrower to the Lenders pursuant to the Existing Credit Agreement (other than the Advances and participation amounts that, pursuant to Section 8.18, are being reallocated and/or continuing to remain outstanding under this Agreement).
(d)    The Administrative Agent shall have received the fees payable pursuant to the Fee Letters.
(e)    The following statements shall be true:
(i)    The representations and warranties contained in Section 4.01 are true and correct on and as of Restatement Effective Date; and

(ii)    No event has occurred and is continuing, or would result from the Borrower entering into the Agreement and the other Loan Documents, that constitutes an Event of Default or would constitute an Event of Default with notice or lapse of time or both.

SECTION 3.02. Conditions Precedent to Each Extension of Credit.
The obligation of each Lender to make an Advance on the occasion of each Borrowing and of each LC Issuing Bank to issue, amend, extend or renew a Letter of Credit, in each case, as part of an Extension of Credit shall be subject to the further conditions precedent that on the date of such Extension of Credit:
(a)    The Administrative Agent and the relevant LC Issuing Bank, if applicable, shall have received from the Borrower a notice requesting such Extension of Credit as required by Section 2.02 or 2.03, as applicable.
(b)    The following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Request for Issuance and the acceptance by the Borrower of any proceeds of a Borrowing or the issuance of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Extension of Credit such statements are true):
(i)    The representations and warranties contained in Section 4.01 (excluding those contained in the last sentence of subsection (e) and in subsections (f) and (n) thereof) are true and correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date; provided that, if financial statements have been delivered pursuant to Section 5.01(c)(i) or Section 5.01(c)(ii), the representations and warranties contained in Section 4.01(e) shall be deemed to refer to the most recent financial statements delivered ~~pursuant to Section 5.01(c)(i) and (ii), as applicable~~; and

(ii)    No event has occurred and is continuing, or would result from such Extension of Credit or from the application of the proceeds therefrom or the issuance or amendment of any Letter of Credit in connection therewith, that constitutes an Event of Default or would constitute an Event of Default with notice or lapse of time or both.
(c)    The Administrative Agent shall have received such other certifications, opinions, financial or other information, approvals and documents as the Administrative Agent, any LC Issuing Bank or any Lender may reasonably request through the Administrative Agent.
(d)    Each Letter of Credit shall be in form and substance acceptable to the LC Issuing Bank issuing such Letter of Credit.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Representations and Warranties of the Borrower.
The Borrower represents and warrants as follows:
(a)    The Borrower is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) duly qualified to do business as a foreign organization in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not materially adversely affect its business, condition (financial or otherwise), operations, properties or prospects.
(b)    The execution, delivery and performance by the Borrower of each Loan Document to which it is, or is to become, a party, are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action and do not contravene (i) the Borrower’s organizational documents, (ii) law applicable to the Borrower or its properties, or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties.
(c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement (including obtaining any Extensions of Credit under this Agreement) or any other Loan Document to which it is, or is to become, a party.
(d)    This Agreement and the other Loan Documents to which it is, or is to become, a party have been or will be (as the case may be) duly executed and delivered by it, and this Agreement is, and upon execution and delivery thereof each other Loan Document will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(e)    The consolidated financial statements of the Borrower and its Subsidiaries as of December 31, 2020, and for the year ended on such date, as set forth in the Borrower’s Annual Report on Form 10-K for the fiscal year ended on such date, as filed with the SEC, accompanied by an opinion of Deloitte & Touche LLP, and the consolidated financial statements of the Borrower and its Subsidiaries as of March 31, 2021, and for the fiscal quarter ended on such date, as set forth in the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended on such date, as filed with the SEC, copies of each of which have been furnished to each Bank, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the ~~period~~periods ended on such ~~date~~dates, in accordance with GAAP, subject, in the case of such financial statements for the fiscal quarter ended March 31, 2021, to year-end adjustments and the absence of detailed footnotes. Except as disclosed in the Disclosure Documents, since December 31, 2020, there has been no material adverse change in the financial condition or operations of the Borrower.
(f)    Except as disclosed in the Disclosure Documents, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect. There has been no change in any matter disclosed in such filings that could reasonably be expected to result in such a Material Adverse Effect.
(g)    No event has occurred and is continuing that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
(h)    The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Extension of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. After applying the proceeds of each Extension of Credit, not more than 25% of the value of the assets of the Borrower and its Subsidiaries subject to the restrictions of Section 5.02(a), (c) or (d) will consist of or be represented by Margin Stock.
(i)    The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(j)    Except as could not reasonably be expected to result in a Material Adverse Effect, no ERISA Termination Event has occurred, or is reasonably expected to occur, with respect to any ERISA Plan.
(k)    Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each ERISA Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Banks, is complete and accurate and fairly presents the funding status of such ERISA Plan, and since the date of such Schedule B there has been no change in such funding status that could reasonably be expected to result in a Material Adverse Effect.
(l)    Except as could not reasonably be expected to result in a Material Adverse Effect, (i) the Borrower has not incurred, and does not reasonably expect to incur, any withdrawal liability under ERISA to any Multiemployer Plan and (ii) neither the Borrower nor any of its ERISA Affiliates has incurred any liability or obligation under the WARN Act, which remains unpaid or unsatisfied.
(m)    The reports, financial statements and other written information furnished by or on behalf of the Borrower to the Administrative Agent, any LC Issuing Bank or any Lender pursuant to or in connection with the Loan Documents and the transactions contemplated thereby, when considered in their totality together with the information set forth in the Borrower’s periodic reports filed as of any date of determination with the SEC under the Securities Exchange Act of 1934, as amended, do not contain and will not contain, when taken as a whole, any untrue statement of a material fact and do not omit and will not omit, when taken as a whole, to state any fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading in any material respect; provided that, with respect to projections and forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions and estimates believed to be reasonable at the time made and notes that whether or not such projections or forward looking statements are in fact achieved will depend upon future events some of which are not within the control of the Borrower and actual results may vary from the projections and such variations may be material and, accordingly, the Borrower gives no representation and warranty that such projections and forward looking statements will be achieved.
(n)    As of the date delivered, the information included in the Beneficial Ownership Certification, if any, is true and correct in all respects.
(o)    The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary thereof or any of their respective officers or employees, or (b) to the knowledge of the Borrower, any director or agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit or use of proceeds thereof or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
(p)    All payments due from the Borrower or any of its ERISA Affiliates on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or properly accrued on the financial statements of the Borrower or such ERISA Affiliate, as applicable, in accordance with GAAP.
(q)    The Borrower ~~has~~and its Subsidiaries have filed all federal, state and other Tax returns and reports required to be filed, and have paid all federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon ~~it or its~~them or their properties, income or assets otherwise due and payable, except (a) Taxes that that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE V
COVENANTS OF THE BORROWER
SECTION 5.01. Affirmative Covenants.
So long as any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment or any Letter of Credit shall remain outstanding hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:
(a)    Keep Books; Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes; Inspection Rights.
(i)    keep proper books of record and account, all in accordance with GAAP;
(ii)    except as otherwise permitted by Section 5.02(c), preserve and keep in full force and effect its existence and preserve and keep in full force and effect its licenses, rights and franchises to the extent necessary to carry on its business; provided, however, that the Borrower may change its form of organization from a corporation to a limited liability company or from a limited liability company to a corporation if (A) such change shall not affect any obligations of the Borrower under the Loan Documents and (B) the Borrower shall deliver to the Administrative Agent (x) prompt notice of such change, (y) certified true and correct copies of the organizational documents of the Borrower after giving effect to such change and (z) all information requested by the Administrative Agent or any Lender in order to comply with its obligations under the Patriot Act referred to in Section 8.14;
(iii)    maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent such properties are not obsolete and not necessary to carry on its business;
(iv)    comply, and cause its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, except to the extent that the failure to comply could not reasonably be expected to result in a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all Taxes, assessments and governmental charges imposed upon it or its property, except to the extent being contested in good faith by appropriate proceedings diligently conducted and adequate reserves for the payment thereof in accordance with GAAP are being maintained, and compliance with ERISA and Environmental Laws;
(v)    maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates and furnish to the Administrative Agent, within a reasonable time after written request therefor, such information as to the insurance carried as any Lender, through the Administrative Agent, may reasonably request;
(vi)    pay and discharge its obligations and liabilities in the ordinary course of business, except to the extent that such obligations and liabilities are being contested in good faith by appropriate proceedings; and
(vii)    from time to time upon reasonable notice, permit or arrange for the Administrative Agent, the LC Issuing Banks, the Lenders and their respective agents and representatives to inspect the records and books of account of the Borrower and its Subsidiaries during regular business hours; provided, that such inspections shall not occur more frequently than once per calendar year unless a default or Event of Default shall have occurred and be continuing.
(b)    Use of Proceeds. Use the proceeds of the Borrowings and the Letters of Credit for general corporate purposes including (i) financing, in part, investments by and capital expenditures of the Borrower and its Subsidiaries, (ii) subject to the terms and conditions of this Agreement, repurchases of Common Equity of the Borrower and/or investments in nonregulated and/or nonutility businesses and (iii) financing working capital requirements of the Borrower and its Subsidiaries.
(c)    Reporting Requirements. Furnish to the Lenders:
(i)    as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (A) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and (B) consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by a duly authorized officer of the Borrower as having been prepared in accordance with GAAP;

(ii)    as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing consolidated financial statements for such year certified without qualification by Deloitte & Touche LLP (or such other nationally recognized public accounting firm selected by the Borrower), and certified by a duly authorized officer of the Borrower as having been prepared in accordance with GAAP;
(iii)    concurrently with the delivery of the financial statements specified in clauses (i) and (ii) above, a certificate of the chief financial officer, treasurer, assistant treasurer or controller of the Borrower, (A) stating that no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement setting forth details of such Event of Default, as the case may be, and the action that the Borrower has taken and proposes to take with respect thereto and (B) setting forth in a true and correct manner, the calculation of the ratio contemplated by Section 5.02(b) hereof, as of the date of the most recent financial statements accompanying such certificate, to show the Borrower’s compliance with or the status of the financial covenant contained in Section 5.02(b) hereof;
(iv)    as soon as possible and in any event within five days after the Borrower has knowledge of the occurrence of each Event of Default and each event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the duly authorized officer of the Borrower setting forth details of such Event of Default or event, as the case may be, and the actions that the Borrower has taken and proposes to take with respect thereto;
(v)    as soon as possible and in any event within ten days after the Borrower knows or has reason to know that any litigation against, or any arbitration, administrative, governmental or regulatory proceeding involving, the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect, notice of such litigation or proceeding describing in reasonable detail the facts and circumstances concerning such litigation or proceeding and the Borrower’s or such Subsidiary’s proposed actions in connection therewith;
(vi)    promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securities holders, and copies of all reports and registration statements which the Borrower files with the SEC or any national securities exchange pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended;
(vii)    as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any ERISA Termination Event with respect to any ERISA Plan has occurred, a statement of a duly authorized officer of the Borrower describing such ERISA Termination Event and the action, if any, that the Borrower proposes to take with respect thereto;
(viii)    promptly and in any event within ten Business Days after receipt thereof by the Borrower from the PBGC, copies of each notice received by the Borrower of the PBGC’s intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan;
(ix)    promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each ERISA Plan;
(x)    promptly and in any event within ten Business Days after receipt thereof by the Borrower from a Multiemployer Plan sponsor, a copy of each notice concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA;

(xi)    promptly and in any event within five Business Days after S&P or Moody’s has changed any rating assigned to the Borrower’s senior unsecured long-term debt (or the Borrower’s issuer or corporate rating, as applicable), notice of such change;
(xii)    subject to Sections 5.02(c) and 5.02(d), promptly and in any event within 30 days of any disposition, merger or consolidation that would result in a name change or significant change in the organizational structure of the Borrower, notice of such change;
(xiii)    promptly after the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower~~; and~~ and thereafter promptly following any change in the information provided in the most recently furnished Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein, a new Beneficial Ownership Certification; and
(xiv)    such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Administrative Agent or any LC Issuing Bank or any Lender through the Administrative Agent may from time to time reasonably request.
The financial statements and reports described in paragraphs (i), (ii) and (vi) above will be deemed to have been delivered hereunder if such documents are publicly available on EDGAR or on the Borrower’s website no later than the date specified for delivery of the same under paragraph (i), (ii) or (vi), as applicable, above. If any financial statements or report described in (i) and (ii) above is due on a date that is not a Business Day, then such financial statements or report shall be delivered on the next succeeding Business Day.
(d)    Compliance with Anti-Corruption Laws and Sanctions. Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.02. Negative Covenants.
So long as any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment or any Letter of Credit shall remain outstanding hereunder, the Borrower will not, without the written consent of the Majority Lenders:
(a)    Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its properties (including, without limitation, any shares of any class of equity security of any of its Significant Subsidiaries), in each case to secure or provide for the payment of Debt, other than: (i) Liens in existence on the Restatement Effective Date; (ii) Liens for taxes, assessments or governmental charges or levies to the extent not past due, or which are being contested in good faith in appropriate proceedings diligently conducted and for which the Borrower has provided adequate reserves for the payment thereof in accordance with GAAP; (iii) pledges or deposits in the ordinary course of business to secure obligations under worker’s compensation laws or similar legislation; (iv) other pledges or deposits in the ordinary course of business (other than for borrowed monies) that, in the aggregate, are not material to the Borrower; (v) purchase money mortgages or other liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; (vi) Liens imposed by law such as materialmen’s, mechanics’, carriers’, workers’ and repairmen’s Liens and other similar Liens arising in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted; (vii) attachment, judgment or other similar Liens arising in connection with court proceedings, provided that such Liens, in the aggregate, shall not exceed $50,000,000 at any one time outstanding; (viii) other Liens not otherwise referred to in the foregoing clauses (i) through (vii) above, provided that such Liens, in the aggregate, shall not secure obligations in excess of $100,000,000 at any one time; (ix) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Lien referred to in the foregoing clauses (i) through (vi) above, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Debt that secured the Lien so extended, renewed or replaced (and any improvements on such property); and (x) Liens on rights or other property purported to be transferred to the issuer of Eligible Securitization Bonds or another entity to secure Eligible Securitization Bonds; provided, further, that no Lien permitted under the foregoing clauses (i) through (x) shall be placed upon any shares of any class of equity security of any Significant Subsidiary unless the obligations of the Borrower to the Lenders and the LC Issuing Banks hereunder are simultaneously and ratably secured by such Lien pursuant to documentation satisfactory to the Lenders.
(b)    Limitation on Debt. Permit the total principal amount of all Debt of the Borrower and its Subsidiaries, determined on a consolidated basis and without duplication of liability therefor, at any time to exceed 65% of Capitalization determined as of the last day of the most recently ended fiscal quarter of the Borrower; provided, however, that for purposes of this Section 5.02(b), (i) “Debt” and “Capitalization” shall not include (A) Hybrid Securities, (B) any Debt of any Subsidiary of the Borrower that is Non-Recourse Debt and (C) Eligible Securitization Bonds, and (ii) “Capitalization” shall exclude changes to other comprehensive income resulting from (x) pension and other post-retirement benefits liability adjustments and (y) mark-to-market non-cash adjustments relating to accounting for derivatives.
(c)    Mergers, Etc. Merge with or into or consolidate with or into any other Person, except that the Borrower may merge with any other Person, provided that, immediately after giving effect to any such merger, (i) the Borrower is the surviving Person or the merger is to effect a change in the Borrower’s form of organization permitted by the proviso in Section 5.01(a)(ii), (ii) no event shall have occurred and be continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and (iii) the Borrower shall not be liable with respect to any Debt or allow its property to be subject to any Lien which would not be permissible with respect to it or its property under this Agreement on the date of such transaction.
(d)    Disposition of Assets. Cause a Stock Disposition with respect to any Significant Subsidiary, or permit any Significant Subsidiary to cause a Stock Disposition with respect to any other Person, unless (i) the Borrower shall continue to own directly or indirectly at least 80% of the Common Equity of each Significant Subsidiary; provided, however, that in the case of indirect ownership, Persons other than the Borrower may own Preferred Equity of intermediate Subsidiaries as long as no such Preferred Equity is convertible into Common Equity, or (ii) such Stock Disposition is pursuant, required or related to any regulatory authority and/or governing body, and within 180 days of such Stock Disposition, the Borrower applies (or causes such Significant Subsidiary to apply) all of the Net Available Cash from such Stock Disposition (1) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Debt of the Borrower and/or Debt of one or more Domestic Regulated Utility Subsidiaries that remain a Subsidiary of the Borrower and/or (2) to reinvest in the business of one or more Domestic Regulated Utility Subsidiaries of the Borrower.
(e)    No Violation of Anti-Corruption Laws or Sanctions. Request any Borrowing or Letter of Credit, or use or permit any of its Subsidiaries or its or their respective directors, officers, employees and agents to use any Letter of Credit or the proceeds of any Borrowing or Letter of

Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
ARTICLE VI
EVENTS OF DEFAULT AND REMEDIES
SECTION 6.01. Events of Default.
Each of the following events shall constitute an “Event of Default” hereunder:
(a)    The Borrower shall fail to pay any principal of any Advance or any reimbursement obligation in respect of a Letter of Credit when the same becomes due and payable, or shall fail to pay interest thereon or any other amount payable under this Agreement within five (5) Business Days after the same becomes due and payable; or
(b)    Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect or misleading in any material respect when made; or
(c)    The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 2.19(b)(ii)(A), 5.01(b) or 5.02 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
(d)    The Borrower shall fail to pay any principal of or premium or interest on any Debt of the Borrower that is outstanding in a principal amount in excess of $125,000,000 in the aggregate (but excluding Debt hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or
(e)    The occurrence of any event or the existence of any condition under any agreement or instrument relating to any Debt of a Significant Subsidiary that is outstanding in a principal amount in excess of $125,000,000 in the aggregate, which occurrence or event results in the declaration (after the applicable grace period, if any) of such Debt being due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or
(f)    The Borrower or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Significant Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Significant Subsidiary shall take any corporate or other organizational action to authorize or to consent to any of the actions set forth above in this subsection (f); or
(g)    Any judgment or order for the payment of money in excess of $125,000,000 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(h)    (i)  An ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall fail to maintain the minimum funding standards required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, or (ii) an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or (iii) the Borrower or any ERISA Affiliate of the Borrower has incurred or will incur a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA, or (iv) any ERISA Termination Event with respect to an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall have occurred, and in the case of any event described in clauses (i) through (iv), such event could reasonably be expected to result in a Material Adverse Effect; or
(i)    (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) commencing after the date of this Agreement, individuals who as of the date of this Agreement were directors shall have ceased for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the stockholders or the Board of Directors of the Borrower in accordance with the Borrower’s organizational documents.
SECTION 6.02. Remedies.
If any Event of Default shall occur and be continuing, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and the obligation of each LC Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any Significant Subsidiary under the ~~Federal~~ Bankruptcy Code of the United States of America, (A) the obligation of each Lender to make Advances and the obligation of each LC Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 6.03. Cash Collateral Account.
Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Article VI shall affect (i) the obligation of any LC Issuing Bank to make any payment under any Letter of Credit in accordance with the terms of such Letter of Credit or (ii) the obligations of each Lender in respect of each such Letter of Credit; provided, however, that if an Event of Default has occurred and is continuing, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, upon notice to the Borrower, require the Borrower to deposit with the Administrative Agent an amount in the cash collateral account (the “Cash Collateral Account”) described below equal to the LC Outstandings on such date. Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties. The Cash Collateral Account shall be maintained with the Administrative Agent in the name of, and under the sole dominion and control of, the Administrative Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by Citibank for deposits equal to the amount deposited by the Borrower in the Cash Collateral Account, for a term to be determined by the Administrative Agent, in its sole discretion. The Borrower hereby grants to the Administrative Agent for the benefit of the LC Issuing Banks and the Lenders a Lien in and hereby assigns to the Administrative Agent for the benefit of LC Issuing Banks and the Lenders all of its right, title and interest in, the Cash Collateral Account and all funds from time to time on deposit therein to secure its reimbursement obligations in respect of Letters of Credit. If any drawings then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Administrative Agent may apply the amounts then on deposit in the Cash Collateral Account, toward the payment in full of any of the LC Outstandings as and when such obligations shall become due and payable. Upon payment in full, after the termination of the Letters of Credit, of all such obligations, the Administrative Agent will repay and reassign to the Borrower any cash then in the Cash Collateral Account and the Lien of the Administrative Agent on the Cash Collateral Account and the funds therein shall automatically terminate.
ARTICLE VII
THE AGENT
SECTION 7.01. Authorization and Action.
Each LC Issuing Bank and Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent agrees to give to each Lender and LC Issuing Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 7.02. Administrative Agent’s Reliance, Etc.
Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, e-mail, electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 7.03. Citibank and Affiliates.
With respect to its Commitment and the Advances made by it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its branches and affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.
SECTION 7.04. Lender Credit Decision.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent ~~or~~, any Lead Arranger identified on the cover page. any other Lender or any of their Related Parties and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, such Lead Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, such Lead Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.
SECTION 7.05. Indemnification.
The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then outstanding to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent (in its capacity as such) under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by the Borrower but for which the Administrative Agent is not reimbursed by the Borrower.
SECTION 7.06. Successor Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the LC Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States of America and a combined capital and surplus of at least $500,000,000; provided that, the consent of the Borrower shall not be required if an Event of Default, or an event that would constitute an Event of Default with notice or lapse of time or both, has occurred and is continuing. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the LC Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor; provided that, the consent of the Borrower shall not be required if an Event of Default, or an event that would constitute an Event of Default with notice or lapse of time or both, has occurred and is continuing. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    The Majority Lenders may at any time, to the extent permitted by applicable law, by notice in writing to the Borrower and to the Person serving as Administrative Agent remove such Person as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor; provided that, the consent of the Borrower shall not be required if an Event of Default, or an event that would constitute an Event of Default with notice or lapse of time or both, has occurred and is continuing. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment by the Removal Effective Date, then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. On the Removal Effective Date, the Borrower shall pay in full all amounts due and payable to the removed Administrative Agent hereunder and under the other Loan Documents.
(d)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each LC Issuing Bank directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 8.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
SECTION 7.07. Resignation of LC Issuing Banks.
Any LC Issuing Bank may resign at any time by notifying the Administrative Agent, the Lenders and the Borrower. Subject to the appointment and acceptance of a successor LC Issuing Bank as provided below, such retiring LC Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an LC Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit. Upon receipt by the Borrower of such notice of intent to resign, the Borrower and such retiring LC Issuing Bank may agree to replace or terminate the outstanding Letters of Credit issued by such LC Issuing Bank, and shall notify the Administrative Agent of any such replacement or termination. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor LC Issuing Bank acceptable to the Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring LC Issuing Bank gives notice of its resignation, then the retiring LC Issuing Bank may appoint a successor LC Issuing Bank, with an office in the

United States of America and having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as LC Issuing Bank hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring LC Issuing Bank and the retiring LC Issuing Bank shall be discharged from its duties and obligations hereunder. After an LC Issuing Bank’s resignation hereunder, the provisions of Sections 2.12, 2.15 and 8.04 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an LC Issuing Bank.

SECTION 7.08. Trust Indenture Act.
In the event that the Administrative Agent or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by the Borrower, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any of the Borrower’s obligations hereunder by or on behalf of Citibank in its capacity as Administrative Agent for the benefit of any Lender hereunder (other than Citibank or an Affiliate of Citibank) and that is applied in accordance with the terms hereof shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.
SECTION 7.09. Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender, LC Issuing Bank or other Credit Party, or any Person who has received funds on behalf of a Lender, LC Issuing Bank or other Credit Party (any such Lender, LC Issuing Bank, Credit Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 7.09(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, LC Issuing Bank, Credit Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, LC Issuing Bank or Credit Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting Section 7.09(a), each Lender, LC Issuing Bank or other Credit Party, or any Person who has received funds on behalf of a Lender, LC Issuing Bank or other Credit Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, LC Issuing Bank or other Credit Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender, LC Issuing Bank or other Credit Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 7.09(b).
(c)    Each Lender, LC Issuing Bank or other Credit Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, LC Issuing Bank or Credit Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, LC Issuing Bank or Credit Party from any source, against any amount due to the Administrative Agent under Section 7.09(a) or under Section 8.04(b).
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 7.09~~-~~(a), from any Lender or LC Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or LC Issuing Bank at any time, (i) such Lender or LC Issuing Bank shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to SyndTrak, DebtDomain, IntraLinks, ClearPar or any like web portal as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or LC Issuing Bank shall deliver any Notes evidencing such Advances to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or LC Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning LC Issuing Bank shall cease to be a Lender or LC Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning LC Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the

Erroneous Payment Return Deficiency owing by the applicable Lender or LC Issuing Bank shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or LC Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or LC Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, LC Issuing Bank or Credit Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”)~~.~~; provided that the Borrower’s obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Advances that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment.
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower hereunder, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, equal to the amount of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment. Notwithstanding the foregoing, this Section 7.09 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Borrower relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 7.09 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.
(h)    This Section 7.09 shall be an agreement solely between the Administrative Agent and the Lenders, except as set forth in clause (d) (with respect to the Borrower’s consent to assignment), clause (e) and clause (g) of this Section 7.09.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.01. Amendments, Etc.
Subject to Section 2.20, no amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase or reinstate the Commitments of the Lenders (other than pursuant to Section 2.05(c)), extend the Commitments of the Lenders (other than pursuant to Section 2.18) or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest (or rate of interest) on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder (other than pursuant to Section 2.18), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or change the definition of “Majority Lenders” or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder, (f) change the provisions requiring pro rata sharing of payments under Section 2.14 or amend or waive Section 2.05(c) or Section 2.16 or (g) amend this Section 8.01; and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the LC Issuing Banks in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the LC Issuing Banks under this Agreement, and provided further, that this Agreement may be amended and restated without the consent of any Lender, any LC Issuing Bank or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender, such LC Issuing Bank or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder or under any Letter of Credit and shall have been paid in full all amounts payable hereunder to such Lender, such LC Issuing Bank or the Administrative Agent, as the case may be.
Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder, and the Commitments and the outstanding Advances or other Extensions of Credit of such Lender hereunder will not be taken into account in determining whether the Majority Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Majority Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.
SECTION 8.02. Notices, Etc.
(a)    Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including via electronic communication pursuant to Section 8.11) and mailed, emailed, sent by facsimile or delivered, if to the Borrower, at its address ~~at~~c/o Entergy Services, LLC, 639 Loyola Avenue, New Orleans, Louisiana 70113, Attention: Steven C. McNeal, Vice President and Treasurer, Email: smcneal@entergy.com; if to any Bank or LC Issuing Bank, at its ~~Domestic~~ Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its ~~Domestic~~ Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender and if to the Administrative Agent, at its address at 1615 Brett Road, Ops III, New Castle, Delaware 19720, Attention: Agency Operations (Telephone: 302-894-6150, Facsimile: 646-274-5080, Email: glagentofficeops@citi.com); or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be deemed to have been given on the date of receipt (i) if mailed, sent by facsimile or delivered by hand or overnight courier service and received during the normal business hours of such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section and (ii) if emailed and received in accordance with Section 8.11. If such notices and communications are received after the normal business hours of such party, receipt shall be deemed to have been given upon the opening of the recipient’s next Business Day. Except as otherwise provided in Section 5.01(c), notices and other communications given by the Borrower to the Administrative Agent shall be deemed given to the Lenders.
(b)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 8.03. No Waiver; Remedies.
No failure on the part of any Lender, any LC Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 8.04. Costs and Expenses; Indemnification.
(a)    The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent and the LC Issuing Banks in connection with the preparation, execution, delivery, syndication administration, modification and amendment of this Agreement and the other Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the LC Issuing Banks with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. Any invoices to the Borrower with respect to the aforementioned expenses shall describe such costs and expenses in reasonable detail. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Administrative Agent, the Lenders and the LC Issuing Banks in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of, and the protection of the rights of the Lenders under, this Agreement and the other Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).
(b)    If any payment of principal of, or Conversion of, any ~~Eurodollar Rate~~SOFR Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05(c)(iii), 2.09, 2.10, 2.11 or 2.13, acceleration of the maturity of the Advances pursuant to Section 6.02, assignment to another Lender upon demand of the Borrower pursuant to Section 8.07(e) or for any other reason, the Borrower shall, upon demand by any Lender or any LC Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or such LC Issuing Bank any amounts required to compensate such Lender or such LC Issuing Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits upon such Lender’s or such LC Issuing Bank’s representation to the Borrower that it has made reasonable efforts to mitigate such loss), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance or the hedging of the interest rate risks associated with respect to such funds. Any Lender making a demand pursuant to this Section 8.04(b) shall provide the Borrower with a written certification of the amounts required to be paid to such Lender, showing in reasonable detail the basis for the Lender’s determination of such amounts; provided, however, that no Lender shall be required to disclose any confidential or proprietary information in any certification provided pursuant hereto, and the failure of any Lender to provide such certification shall not affect the obligations of the Borrower hereunder.
(c)    The Borrower hereby agrees to indemnify and hold each Lender, each LC Issuing Bank, the Administrative Agent and each Related Party of any of the foregoing Persons (each, an “Indemnified Person”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney’s fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any Person or entity by reason of or in connection with the execution, delivery or performance of this Agreement or any other Loan Document or any transaction contemplated hereby or thereby, or the use by the Borrower or any of its Subsidiaries of the proceeds of any Advance or the use by the Borrower or any beneficiary of any Letter of Credit of such Letter of Credit, AND THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PERSON, except that no Indemnified Person shall be entitled to any indemnification hereunder to the extent that such claims, damages, losses, liabilities, costs or expenses are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The Borrower’s obligations under this Section 8.04(c) shall survive the repayment of all amounts owing to the Lenders, the LC Issuing Banks, and the Administrative Agent under this Agreement and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04(c) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. The Borrower also agrees not to assert, and hereby waives, any claim against any Lender, any LC Issuing Bank, any of such Lender’s or such LC Issuing Bank’s affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or any other Loan Document, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or the use by the Borrower or any beneficiary of any Letter of Credit of such Letter of Credit. No Indemnified Person referred to in this subsection (c) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
SECTION 8.05. Right of Set-off.
Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.02 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.02, each Lender and each LC Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such LC Issuing Bank, as applicable, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender or such LC Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19(b)(iii) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and each LC Issuing Bank agrees promptly to notify the Borrower after any such set-off and application made by such Lender or such LC Issuing Bank, as applicable, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and each LC Issuing Bank under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender or such LC Issuing Bank may have.
SECTION 8.06. Binding Effect.
This Agreement shall become effective when it shall have been executed by the Borrower, the Lenders and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each LC Issuing Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign or delegate any rights hereunder (or any interest herein) or duties or obligations under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent and all the Lenders.
SECTION 8.07. Assignments and Participations.
(a)    Successors and Assigns by Lenders Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    ~~(A)~~ in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    ~~(B)~~ in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advances or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of each LC Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
(iv)     Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender, any Potential Defaulting Lender or any of their respective Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender, a Potential Defaulting Lender or any of their respective Subsidiaries.
(vi)     No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each LC Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(viii)    Assumption and Release. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.15 and 8.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Each Lender may at any time sell participations to one or more banks, financial institutions or other entities (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in or to all or a portion of its rights ~~and~~or obligations under this Agreement (including, without limitation, all or a portion of its Commitment ~~and~~or the Advances owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the maker of any such Advance for all purposes of this Agreement and (iv) the Borrower, the Administrative Agent, the LC Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 7.05 with respect to any payments made by such Lender to its Participant(s).

        Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the provision in Section 8.01 relating to amendments, waivers or consents requiring unanimous consent of the Lenders that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 2.15 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under Sections 2.12 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such Participant acquired the applicable participation or unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(~~d~~g) as though it were a Lender (it being understood that the documentation required under Section 2.15(g) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, advances, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, advance, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Mitigation Obligations; Replacement of Lenders.
(i)    Designation of a Different ~~Applicable~~ Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Body for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different ~~Applicable~~ Lending Office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(ii)    Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Body for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different ~~Applicable~~ Lending Office in accordance with Section 8.07(e)(i), or if any Lender is a Non-Consenting Lender, a Non-Extending Lender, a Defaulting Lender or a Potential Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.15) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(A)    no event has occurred and is continuing that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both;
(B)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 8.07(b);
(C)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in LC Outstandings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.04(b)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(D)    in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter;
(E)    such assignment does not conflict with applicable law; and
(F)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender or Non-Extending Lender, the applicable assignee shall have consented to the applicable extension, amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(f)    Certain Pledges. Anything in this Section 8.07 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Administrative

Agent, the LC Issuing Banks and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any such SPC to make any Advance, (ii) if such SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to Section 2.12 or 8.04(b) than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Advance to the Borrower. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrower, the LC Issuing Banks, the Administrative Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the LC Issuing Banks, the Administrative Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Lender hereunder, such rights being retained by the applicable Granting Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Advance made by an SPC shall be exercised only by the relevant Granting Lender and that each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. In addition, notwithstanding anything to the contrary contained in this Agreement any SPC may (i) with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Advances to the Granting Lender and (ii) disclose on a confidential basis any information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 8.07(g) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advance is being funded by an SPC at the time of such amendment.
SECTION 8.08. Governing Law.
THIS AGREEMENT AND ANY NOTE ISSUED PURSUANT TO SECTION 2.17 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 8.09. Consent to Jurisdiction; Waiver of Jury Trial.
(a)    To the fullest extent permitted by law, the Borrower hereby irrevocably (i) submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York City, Borough of Manhattan, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Letter of Credit, and (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in such New York State court or in such Federal court. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to the Borrower at its address specified in Section 8.02. The Borrower agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    THE BORROWER, EACH LC ISSUING BANK, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY LETTER OF CREDIT, OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
SECTION 8.10. Execution in Counterparts.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents, including any Assignment and Assumption and any certificate or other instrument delivered pursuant to this Agreement or other Loan Document, shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in all applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In addition, if any Lender, any LC Issuing Bank or the Administrative Agent reasonably requests that any party hereto manually execute any Loan Document, certificate or instrument that has not been manually executed by such party, such party shall provide a manually executed original to the party making such request promptly following such request.
SECTION 8.11. Electronic Communications.
(a)    The Borrower hereby agrees that, to the extent the Borrower is so able, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a ~~new~~borrowing or other extension of credit, or a conversion of an existing~~,~~  borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent. To the extent the Borrower is unable to deliver any portion of the Communications in an electronic/soft medium form, the Borrower shall promptly deliver hard copies of such Communications to the Administrative Agent.
(b)    The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders and the LC Issuing Banks by posting the Communications on DebtDomain, the Internet or another similar electronic system (the “Platform”). The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.
(c)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, ANY LC ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE PLATFORM OR OTHERWISE THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(d)    The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement. Each Lender and each LC Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender or such LC Issuing Bank for purposes of this Agreement. Each Lender and each LC Issuing Bank agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of (i) such Lender’s or such LC Issuing Bank’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.
(e)    Nothing herein shall prejudice the right of the Administrative Agent, any LC Issuing Bank or any Lender to give any notice or other communication pursuant to this Agreement in any other manner specified in this Agreement.

SECTION 8.12. Severability.
Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 8.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any LC Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 8.13. Headings.
Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
SECTION 8.14. USA PATRIOT Act Notice.
Each Lender that is subject to the Patriot Act, each LC Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby ~~notifies~~notify the Borrower pursuant to the requirements of the Patriot Act that it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, such LC Issuing Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent, any LC Issuing Bank or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.
SECTION 8.15. Confidentiality.
Each of the Administrative Agent, each Lender and each LC Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its branches and Affiliates and to its and its branches’ and Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives on a “need to know” basis (it being understood that the Persons to which such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 8.15, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (C) any rating agency, (D) the CUSIP Service Bureau or any similar organization or (E) any credit insurance provider relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 8.15 or (y) becomes available to the Administrative Agent, any Lender, the

LC Issuing Bank or any of their respective branches or Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent, the Lenders and the LC Issuing Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Lenders and the LC Issuing Banks in connection with the administration of this Agreement, the other Loan Documents and the Commitments.
For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the LC Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 8.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 8.16. Entire Agreement.
This Agreement, the Fee Letters and the Notes issued hereunder constitute the entire agreement among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, except (i) as expressly agreed in any such previous agreement and (ii) for the Fee Letters. Except as is expressly provided for herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.
SECTION 8.17. No Fiduciary Duty.
The Credit Parties and their respective branches and Affiliates (collectively, solely for purposes of this Section, the “Lender Parties”), may have economic interests that conflict with those of the Borrower, its securities holders and/or their Affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and the Borrower, its securities holders or its Affiliates, on the other hand. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrower, its securities holders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise the Borrower, its securities holders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents, and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, securities holders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
SECTION 8.18. Reallocations.
The Administrative Agent, the Borrower and each Lender agree that upon the effectiveness of this Agreement on the Restatement Effective Date, the amount of such Lender’s Commitment is as set forth on Schedule II hereto. Simultaneously with the effectiveness of this Agreement on the Restatement Effective Date, the Commitments of each of the Lenders, the outstanding amount of all Advances and the participations of the Lenders in outstanding Letters of Credit shall be reallocated among the Lenders in accordance with their respective Percentages (determined in accordance with the amount of each Lender’s Commitment set forth on Schedule II hereto), and in order to effect such reallocations, each Lender whose Commitment is in an amount that exceeds the amount of its “Commitment” under the Existing Credit Agreement (each an “Assignee Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Commitments of the Lenders whose Commitments are less than their respective “Commitments” under the Existing Credit Agreement (each an “Assignor Lender”), so that the Commitments of each Lender will be as set forth on Schedule II hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for any requested replacement promissory notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amounts of their respective Commitments, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignor Lenders and Assignee Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.
SECTION 8.19. Amendment and Restatement of Existing Credit Agreement.
This Agreement continues in effect the Existing Credit Agreement, and the Existing Credit Agreement shall be amended and restated in its entirety by the terms and provisions of this Agreement, which shall supersede all terms and provisions of the Existing Credit Agreement effective from and after the Restatement Effective Date. This Agreement is not intended to, and shall not, constitute a novation of any indebtedness or other obligations owing by the Borrower under the Existing Credit Agreement or a waiver or release of any indebtedness or other obligations owing, or any “Event of Default” or event that, with the giving of notice or passage of time or both, would be an “Event of Default” (each as defined in the Existing Credit Agreement) existing, under the Existing Credit Agreement based on any facts or events occurring or existing at or prior to the execution and delivery of this Agreement. On the Restatement Effective Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the credit facilities described herein, and all “Outstanding Credits” (as defined in the Existing Credit Agreement) of the Borrower that are not being paid on such date and remain outstanding as of such date under the Existing Credit Agreement, shall be deemed to be Outstanding Credits under the corresponding facilities described herein, without further action by any Person, except as provided in Section 8.18.
SECTION 8.20. Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent that an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Credit Party that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Credit Party that is an Affected Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 8.21. Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    Such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for the purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments or this Agreement,
(ii)    The prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable ~~with respect to~~so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such

Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement, or
(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 8.22.     Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Rate Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), that in the event that a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event that a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 8.23. Interest Rate Limitation.
Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Advance or Letter of Credit under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender making such Advance or the LC Issuing Bank issuing such Letter of Credit in accordance with applicable law, the rate of interest payable in respect of such Advance or Letter of Credit hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and charges that would have been payable in respect of such Advance or Letter of Credit but were not payable as a result of the operation of this Section 8.23 shall be cumulated and the interest and charges payable to such Lender or LC Issuing Bank in respect of other Advances or Letters of Credit or periods shall be increased (but not above the Maximum Rate applicable thereto) until such cumulated amount, together with interest thereon at the Applicable Margin to the date of repayment, shall have been received by such Lender or LC Issuing Bank.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTERGY CORPORATION

By: /s/ Steven C. McNeal
    Steven C. McNeal
    Vice President and Treasurer

signature page to entergy corporation third amended and restated credit agreement

CITIBANK, N.A.,
    as Administrative Agent, LC Issuing Bank
    and Bank

By: /s/ Richard Rivera
    Name: Richard Rivera
    Title: ~~Vice President~~Managing Director

signature page to entergy corporation third amended and restated credit agreement

BANKS:

JPMORGAN CHASE BANK, N.A.,
    as Bank

By: /s/ Nancy R. Barwig
    Name: Nancy R. Barwig
    Title: Executive Director

signature page to entergy corporation third amended and restated credit agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as Bank

By: /s/ Keith Luettel
    Name: Keith Luettel
    Title: Managing Director

signature page to entergy corporation third amended and restated credit agreement

BNP PARIBAS,
    as Bank

By: /s/ Nicole Rodriguez
    Name: Nicole Rodriguez
    Title: Director

By: /s/ Christopher Sked
    Name: Christopher Sked
    Title: Managing Director
signature page to entergy corporation third amended and restated credit agreement

MIZUHO BANK, LTD.,
    as Bank

By: /s/ Edward Sacks
    Name: Edward Sacks
    Title: Executive Director

signature page to entergy corporation third amended and restated credit agreement

MUFG BANK, LTD.
    as LC Issuing Bank and Bank

By: /s/ Matthew Bly
    Name: Matthew Bly
    Title: Director

signature page to entergy corporation third amended and restated credit agreement

THE BANK OF NOVA SCOTIA,
    as Bank

By: /s/ David Dewar
    Name: David Dewar
    Title: Director

signature page to entergy corporation third amended and restated credit agreement

BANK OF AMERICA, N.A.
    as Bank

By: /s/ Dee Dee Farkas
    Name: Dee Dee Farkas
    Title: Managing Director
signature page to entergy corporation third amended and restated credit agreement

GOLDMAN SACHS BANK USA
    as Bank

By: /s/ Jacob Elder
    Name: Jacob Elder
    Title: Authorized Signatory

signature page to entergy corporation third amended and restated credit agreement

MORGAN STANLEY BANK, N.A.
    as Bank

By: /s/ Michael King
    Name: Michael King
    Title: Authorized Secretary

signature page to entergy corporation third amended and restated credit agreement

KeyBank National Association
as Bank

By: /s/ Sukanya V. Raj
Name: Sukanya V. Raj
Title: Senior Vice President
signature page to entergy corporation third amended and restated credit agreement

COBANK, ACB
    as Bank

By: /s/ Mike Rehmer
    Name: Mike Rehmer
    Title: Vice President

signature page to entergy corporation third amended and restated credit agreement

BARCLAYS BANK PLC
    as Bank

By: /s/ Sydney G. Dennis
    Name: Sydney G. Dennis
    Title: Director

signature page to entergy corporation third amended and restated credit agreement

The Bank of New York Mellon
    as Bank

By: /s/ Molly H. Ross
    Name: Molly H. Ross
    Title: Vice President

signature page to entergy corporation third amended and restated credit agreement

REGIONS BANK
    as Bank

By /s/ Tedrick Tarver
    Name: Tedrick Tarver
    Title: Director

signature page to entergy corporation third amended and restated credit agreement

SUMITOMO MITSUI BANKING CORPORATION,
    as Bank

    By: /s/ Katie Lee
    Name: Katie Lee
    Title: Director

signature page to entergy corporation third amended and restated credit agreement

U.S. Bank National Association
    as Bank

By: /s/ Joe Horrigan
    Name: Joe Horrigan
    Title: Managing Director

signature page to entergy corporation third amended and restated credit agreement

THE NORTHERN TRUST COMPANY
    as Bank

By: /s/ Wicks Barkhausen
    Name: Wicks Barkhausen
    Title: Senior Vice President

signature page to entergy corporation third amended and restated credit agreement

    Hancock Whitney Bank
    as Bank

By: /s/ Nancy G. Moragas
    Name: Nancy G. Moragas
    Title: SVP

signature page to entergy corporation third amended and restated credit agreement

CAPITAL ONE
    as Bank

By: /s/ Kyle Fontanille
    Name: Kyle Fontanille
    Title: Senior Vice President
signature page to entergy corporation third amended and restated credit agreement

Taiwan Cooperative Bank, Los Angeles Branch
    as Bank

By: /s/ Tao-Lun Lin
    Name: Tao-Lun Lin
    Title: V.P. & General Manager

signature page to entergy corporation third amended and restated credit agreement

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH,
    as Bank

By: /s/ Wan-Chin Chang
    Name: Wan-Chin Chang
    Title: Vice President and General Manager

signature page to entergy corporation third amended and restated credit agreement

SCHEDULE I

LIST OF ~~APPLICABLE~~ LENDING OFFICES
ENTERGY CORPORATION
U.S. $3,500,000,000 Third Amended and Restated Credit Agreement

Name of Bank	~~Domestic~~ Lending Office	~~Eurodollar Lending Office~~

Citibank, N.A.
1615 Brett Road
Ops III
New Castle, DE 19720

Attention: Agency Operations
Tel: 302-894-6150
Fax: 646-274-5080
Email: glagentofficeops@citi.com

With a copy to:
388 Greenwich Street
19th Floor
New York, NY 10013
Attention: Ashwani Khubani
Tel: 212-816-3690
E-mail: ashwani.khubani@citi.com

~~1615 Brett Road~~
~~Ops III~~
~~New Castle, DE 19720~~

~~Attention: Agency Operations~~
~~Tel: 302-894-6150~~
~~Fax: 646-274-5080~~
~~Email: glagentofficeops@citi.com~~

~~With a copy to:~~
~~388 Greenwich Street~~
~~19th Floor~~
~~New York, NY 10013~~
~~Attention: Ashwani Khubani~~
~~Tel: 212-816-3690~~
~~E-mail: ashwani.khubani@citi.com~~

JPMorgan Chase Bank, N.A.	JPM-Delaware Loan Operations 500 Stanton Christiana Road, Ops 2/3 Newark, DE 19713 Attn: Nancy Barwig Telephone: +1-972-324-1721 Email: nancy.r.barwig@jpmorgan.com	~~JPM-Delaware Loan Operations  500 Stanton Christiana Road, Ops 2/3  Newark, DE 19713 Attn: Nancy Barwig  Telephone: +1-972-324-1721  Email: nancy.r.barwig@jpmorgan.com~~

Wells Fargo Bank, National Association	90 South 7th Street, MAC 9305-156 Minneapolis, MN 55402 Attn: Keith Luettel Telephone: 612-667-4747 Email: keith.r.luettel@wellsfargo.com Group Email: RKECLNSVPayments@wellsfargo.com	~~90 South 7th Street, MAC 9305-156 Minneapolis, MN 55402 Attn: Keith Luettel  Telephone: 612-667-4747 Email: keith.r.luettel@wellsfargo.com Group Email: RKECLNSVPayments@wellsfargo.com~~

BNP Paribas
787 Seventh Avenue
New York, NY 10019
Attn: Michael ADENIRAN
Telephone: 212-340-5411
Fax: 201-616-7918
Email:
Michael.ADENIRAN@us.bnpparibas.com

Covenant Compliance Contact:
787 Seventh Avenue
New York, NY 10019
Telephone: 201-850-5924
Email:
ito.credit.mo@us.bnpparibas.com
Khadidiatou.sarr@ca.bnpparibas.com
Sai.miao@us.bnpparibas.com
Alina.grajewski@us.bnpparibas.com
Loan Servicing Dept.
Telephone: 514-285- 5560
Email: dl.nyk_ls_regional@us.bnpparibas.com

~~787 Seventh Avenue~~
~~New York, NY 10019~~
~~Attn: Michael ADENIRAN~~
~~Telephone: 212-471-6761~~
~~Fax: 201-616-7918~~
~~Email:~~
~~Michael.ADENIRAN@us.bnpparibas.com~~

~~Covenant Compliance Contact:~~

~~787 Seventh Avenue~~
~~New York, NY 10019~~
~~Telephone: 201-850-5924~~
~~Email:~~
~~ito.credit.mo@us.bnpparibas.com~~
~~Khadidiatou.sarr@ca.bnpparibas.com~~
~~Sai.miao@us.bnpparibas.com~~
~~Alina.grajewski@us.bnpparibas.com~~
~~Loan Servicing Dept.~~
~~Telephone: 514-285- 5560~~
~~Email: dl.nyk_ls_regional@us.bnpparibas.com~~

Mizuho Bank, Ltd.	1251 Avenue of the Americas New York, NY 10020 Attn: Edwin Stone Telephone: 212-282-3269 Fax: 212-282-4488 Email: Edwin.stone@mizuhocbus.com	~~1251 Avenue of the Americas  New York, NY 10020  Attn: Edwin Stone Telephone: 212-282-3269 Fax: 212-282-4488  Email: Edwin.stone@mizuhocbus.com~~

MUFG Bank, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104

Attn : Steven Williams
Operations Dept.
Telephone : 602-626-1176
Fax : 201-521-2304 / 201-521-2305

Attn : Matthew Bly
Telephone : 213-236-5429
Email : mbly@us.mufg.jp

~~1251 Avenue of the Americas, 12th Floor~~
~~New York, NY 10020-1104~~

~~Attn : Steven Williams~~
~~Operations Dept.~~
~~Telephone : 602-626-1176~~
~~Fax : 201-521-2304 / 201-521-2305~~

~~Attn : Matthew Bly~~
~~Telephone : 213-236-5429~~
~~Email : mbly@us.mufg.jp~~

The Bank of Nova Scotia	250 Vesey Street, 23rd floor New York, NY 10281 Attn: Nicole Hu Telephone: 212- 225-5979 Email: Nicole.hu@scotiabank.com	~~250 Vesey Street, 23rd floor New York, NY 10281  Attn: Nicole Hu Telephone: 212- 225-5979 Email: Nicole.hu@scotiabank.com~~

Bank of America, N.A.
Primary Credit Contact:

One Bryant Park
New York, NY 10036

Attn: Dee Dee Farkas
Telephone: 646-743-2432
Email: deedee.farkas@bofa.com

Secondary Credit Contact:

BANK OF AMERICA TOWER - CHARLOTTE
620 S TRYON ST
CHARLOTTE, NC, 28255

Attn: Tyler Sherman
Telephone: 980-388-5321
Email: tyler.sherman@bofa.com

~~Primary Credit Contact:~~

~~One Bryant Park~~
~~New York, NY 10036~~

~~Attn: Dee Dee Farkas~~
~~Telephone: 646-743-2432~~
~~Email: deedee.farkas@bofa.com~~

~~Secondary Credit Contact:~~

~~BANK OF AMERICA TOWER - CHARLOTTE~~
~~620 S TRYON ST~~
~~CHARLOTTE, NC, 28255~~

~~Attn: Tyler Sherman~~
~~Telephone: 980-388-5321~~
~~Email: tyler.sherman@bofa.com~~

Goldman Sachs Bank USA	200 West Street New York, NY 10282 Attn: Operations Telephone: 212-902-1099 Fax: 917-977-3966 Email: gs-sbd-admin-contacts@ny.email.gs.com	~~200 West Street  New York, NY 10282  Attn: Operations  Telephone: 212-902-1099  Fax: 917-977-3966  Email: gs-sbd-admin-contacts@ny.email.gs.com~~

Morgan Stanley Bank, N.A.
One Utah Center, 201 S Main Street
5th Floor
Salt Lake City, UT 84111

1300 Thames Street, Thames Street Wharf, 4th Floor
Baltimore, MD 21231

Attn: Scott Evan
Telephone: 443-627-6463
Email: scott.evan@morganstanley.com

Loan Documentation Team
Telephone: 443-627-5900
Email: doc4secportfolio@morganstanley.com

~~One Utah Center, 201 S Main Street~~
~~5th Floor~~
~~Salt Lake City, UT 84111~~

~~1300 Thames Street, Thames Street Wharf, 4th Floor~~
~~Baltimore, MD 21231~~

~~Attn: Scott Evan~~
~~Telephone: 443-627-6463~~
~~Email: scott.evan@morganstanley.com~~

~~Loan Documentation Team~~
~~Telephone: 443-627-5900~~
~~Email: doc4secportfolio@morganstanley.com~~

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114

Attn: Sukanya Raj
Telephone: 216-689-7669
Email: Sukanya.raj@key.com

Operations Contact:

4900 Tiedeman Road
Brooklyn, OH 44144

Attn: Brandon Addison
Telephone: 216-689-4829
Email : All notices to be sent via fax

~~127 Public Square~~
~~Cleveland, Ohio 44114~~

~~Attn: Sukanya Raj~~
~~Telephone: 216-689-7669~~
~~Email: Sukanya.raj@key.com~~

~~Operations Contact:~~

~~4900 Tiedeman Road~~
~~Brooklyn, OH 44144~~

~~Attn: Brandon Addison~~
~~Telephone: 216-689-4829~~
~~Email : All notices to be sent via fax~~

CoBank, ACB
6340 S. Fiddlers Green Circle
Greenwood Village, Colorado 80111

Attn: Mike Rehmer
Telephone: 303-740-6496
Email: mrehmer@cobank.com

Operations Contact: Ronald Cummins
Telephone: 303-740-3437
Email: LOANADMINNOTICES@COBANK.COM

~~6340 S. Fiddlers Green Circle~~
~~Greenwood Village, Colorado 80111~~

~~Attn: Mike Rehmer~~
~~Telephone: 303-740-6496~~
~~Email: mrehmer@cobank.com~~

~~Operations Contact: Ronald Cummins~~
~~Telephone: 303-740-3437~~
~~Email: LOANADMINNOTICES@COBANK.COM~~

Barclays Bank PLC
745 7th Avenue
New York, NY 10019

Attn: Bobby Fitzpatrick
Telephone: (201) 499 5043
Email: Bobby.fitzpatrick@barclays.com

Operations Contact
Attn: US Loan Operations
Telephone: 201-499-0040
Group Email: xraUSOversightteamCh@barclays.com

~~745 7th Avenue~~
~~New York, NY 10019~~

~~Attn: Bobby Fitzpatrick~~
~~Telephone: (201) 499 5043~~
~~Email: Bobby.fitzpatrick@barclays.com~~

~~Operations Contact~~
~~Attn: US Loan Operations~~
~~Telephone: 201-499-0040~~
~~Group Email: xraUSOversightteamCh@barclays.com~~

The Bank of New York Mellon
Primary Credit Contact:

BNY Mellon Center, 36th Floor
500 Grant Street
Pittsburgh, PA 15258-0001

Attn: Molly H. Ross
Telephone: 412-236-7465
Email: molly.ross@bnymellon.com

Secondary Credit Contact:

The Bank of New York Mellon
3300 PGA Blvd
Palm Beach Gardens, FL 33410

~~Primary Credit Contact:~~

~~BNY Mellon Center, 36th Floor~~
~~500 Grant Street~~
~~Pittsburgh, PA 15258-0001~~

~~Attn: Molly H. Ross~~
~~Telephone: 412-236-7465~~
~~Email: molly.ross@bnymellon.com~~

~~Secondary Credit Contact:~~

~~The Bank of New York Mellon~~
~~3300 PGA Blvd~~
~~Palm Beach Gardens, FL 33410~~

	Attn: Johna Fidanza Telephone: 561-868-7434 Email: johna.fidanza@bnymellon.com	~~Attn: Johna Fidanza  Telephone: 561-868-7434  Email: johna.fidanza@bnymellon.com~~
Regions Bank
Regions Bank
615 South College Street
Suite 400
Charlotte, NC 28202

Attn : Ted Tarver
Telephone : 980-287-2795
Fax : 704-332-9289
Email : Ted.Tarver@regions.com
Group Operations Email : sncservices@regions.com

~~Regions Bank~~
~~615 South College Street~~
~~Suite 400~~
~~Charlotte, NC 28202~~

~~Attn : Ted Tarver~~
~~Telephone : 980-287-2795~~
~~Fax : 704-332-9289~~
~~Email : Ted.Tarver@regions.com~~
~~Group Operations Email : sncservices@regions.com~~

Sumitomo Mitsui Banking Corporation	277 Park Avenue New York, NY 10172 Attn: Michael Cummings Telephone: 212-224-4368 Email: mcummings@SMBC-LF.com	~~277 Park Avenue  New York, NY 10172  Attn: Michael Cummings  Telephone: 212-224-4368  Email: mcummings@SMBC-LF.com~~
	Primary Operations Contact: Attn: Malcolm Shortt Telephone: 212-353-7154 Email: uscorp2mail@smbcgroup.com	~~Primary Operations Contact: Attn: Malcolm Shortt Telephone: 212-353-7154 Email: uscorp2mail@smbcgroup.com~~

U.S. Bank National Association
Primary Credit Contact:

1095 Avenue of the Americas
15th Floor
New York, New York 10036
Attn: Michael Sagges
Telephone: 917-256-2822
Fax: 646-935-4551
Email: Michael.sagges@usbank.com

Primary Operations Contact:

400 City Center
Oshkosh, WI 54901
Attn: CLS Syndication Services
Telephone: 920-237-7601
Fax: 920-237-7993
Group Email: CLSSyndicationServicesTeam@usbank.com

~~Primary Credit Contact:~~

~~1095 Avenue of the Americas~~
~~15th Floor~~
~~New York, New York 10036~~
~~Attn: Michael Sagges~~
~~Telephone: 917-256-2822~~
~~Fax: 646-935-4551~~
~~Email: Michael.sagges@usbank.com~~

~~Primary Operations Contact:~~

~~400 City Center~~
~~Oshkosh, WI 54901~~
~~Attn: CLS Syndication Services~~
~~Telephone: 920-237-7601~~
~~Fax: 920-237-7993~~
~~Group Email: CLSSyndicationServicesTeam@usbank.com~~

The Northern Trust Company
333 S. Wabash Ave, WB-42
Chicago, IL. 60604

Attn: Will Hicks
Telephone: 312-444-7238
Fax: 312-557-1425
Email: WH45@ntrs.com

Primary Operations Contact:

333 S. Wabash Ave, WB-31
Chicago, IL. 60604

Attn: National Loan Services
Telephone: 312-557-1227
Fax: 312-630-1566

~~333 S. Wabash Ave, WB-42~~
~~Chicago, IL. 60604~~

~~Attn: Will Hicks~~
~~Telephone: 312-444-7238~~
~~Fax: 312-557-1425~~
~~Email: WH45@ntrs.com~~

~~Primary Operations Contact:~~

~~333 S. Wabash Ave, WB-31~~
~~Chicago, IL. 60604~~

~~Attn: National Loan Services~~
~~Telephone: 312-557-1227~~
~~Fax: 312-630-1566~~

Hancock Whitney Bank
701 Poydras St. Fl. 33
New Orleans, LA 70139

Attn: Nancy G. Moragas
Telephone: 504-299-5125
Email: Nancy.moragas@hancockwhitney.com

Secondary credit contact:
Attn: Kim Loubat
Telephone: 504-586-7270
Email: Kim.loubat@hancockwhitney.com

~~701 Poydras St. Fl. 33~~
~~New Orleans, LA 70139~~

~~Attn: Nancy G. Moragas~~
~~Telephone: 504-299-5125~~
~~Email: Nancy.moragas@hancockwhitney.com~~

~~Secondary credit contact:~~
~~Attn: Kim Loubat~~
~~Telephone: 504-586-7270~~
~~Email: Kim.loubat@hancockwhitney.com~~

Capital One, National Association
201 St. Charles Ave
New Orleans, LA 70170

Primary Credit Contact:
Attn: Cheryl H. Denenea
Telephone: (504) 583-2788
Email: cheryl.denenea@capitalone.com

Secondary Credit Contact:
Attn: Kyle E. Fontanille
Telephone: (504) 494-4448
Email: kyle.fontanille@capitalone.com

~~201 St. Charles Ave~~
~~New Orleans, LA 70170~~

~~Primary Credit Contact:~~
~~Attn: Cheryl H. Denenea~~
~~Telephone: (504) 583-2788~~
~~Email: cheryl.denenea@capitalone.com~~

~~Secondary Credit Contact:~~
~~Attn: Kyle E. Fontanille~~
~~Telephone: (504) 494-4448~~
~~Email: kyle.fontanille@capitalone.com~~

Taiwan Cooperative Bank, Los Angeles Branch

601 S. Figueroa Street, STE 3500
Los Angeles, CA 90017

Primary Credit Contact :
Attn: Arthur Wang
Telephone: 212-489-5433 ext. 241
Fax: 213-489-5195
Email: arthurwang@tco-bank.com.tw

Operations Contact:

Attn: Nancy Chung
Telephone: 212-489-5433 ext. 241
Fax: 213-489-5195
Email: nancychung@tco-bank.com.tw

~~601 S. Figueroa Street, STE 3500~~
~~Los Angeles, CA 90017~~

~~Primary Credit Contact :~~
~~Attn: Arthur Wang~~
~~Telephone: 212-489-5433 ext. 241~~
~~Fax: 213-489-5195~~
~~Email: arthurwang@tco-bank.com.tw~~

~~Operations Contact:~~

~~Attn: Nancy Chung~~
~~Telephone: 212-489-5433 ext. 241~~
~~Fax: 213-489-5195~~
~~Email: nancychung@tco-bank.com.tw~~

Chang Hwa Commercial Bank, Ltd., Los Angeles Branch
333 S. Grand Avenue, STE 2250
Los Angeles, CA 90071 USA

Attn: ~~Jonathan Lee~~Sunny Kung
Telephone: 213-620-7200
Fax: 213-620-7227
Email: ~~jlee@chbla.com~~skung@chbla.com

Operations Contract:
Attn: Ada Sito
Telephone: (213) 620-7200 #251
~~333 S. Grand Avenue, STE 2250 Los Angeles, CA 90071 USA  Attn: Jonathan Lee Telephone: 213-620-7200 Fax: 213-620-7227 Email: jlee@chbla.com Operations Contract: Attn: Ada Sito Telephone: (213) 620-7200 #251~~

SCHEDULE II

COMMITMENT SCHEDULE

Name of Lender	Commitment Amount

Citibank, N.A.	$238,441,469.49
JPMorgan Chase Bank, N.A.	238,441,469.49
Wells Fargo Bank, National Association	238,441,469.49
BNP Paribas	238,441,469.49
Mizuho Bank, Ltd.	238,441,469.49
MUFG Bank, Ltd.	238,441,469.49
The Bank of Nova Scotia	238,441,469.49
Bank of America, N.A.	203,660,024.90
Goldman Sachs Bank USA	203,660,024.90
Morgan Stanley Bank, N.A.	203,660,024.91
KeyBank National Association	185,850,249.06
CoBank, ACB	172,650,062.26
Barclays Bank PLC	169,088,107.10
The Bank of New York Mellon	168,250,000.00
Regions Bank	129,697,073.48
Sumitomo Mitsui Banking Corporation	129,697,073.48
U.S. Bank National Association	129,697,073.48
The Northern Trust Company	50,000,000.00
Hancock Whitney Bank	25,000,000.00
Capital One, National Association	20,000,000.00
Taiwan Cooperative Bank, Los Angeles Branch	20,000,000.00
Chang Hwa Commercial Bank, LTD., Los Angeles Branch	20,000,000.00

TOTAL	$3,500,000,000.00

SCHEDULE III

FRONTING COMMITMENT SCHEDULE

Name of LC Issuing Bank	Fronting Commitment Amount
Citibank, N.A.	$10,000,000
MUFG Bank, Ltd.	$10,000,000

TOTAL	$20,000,000

SCHEDULE IV

EXISTING LETTERS OF CREDIT
Letter of Credit No. 61629944 in the original stated amount of $5,850,000 issued by Citibank, N.A. as LC Issuing Bank for the benefit of Zurich on December 8, 2004 for the account of the Borrower.

EXHIBIT A-1

FORM OF NOTICE OF BORROWING
Citibank, N.A., as Administrative Agent
    for the Lenders and the LC Issuing Banks party
    to the Credit Agreement
    referred to below
1615 Brett Road, Ops III
New Castle, Delaware 19720

[Date]

Attention:    Bank Loan Syndications

Ladies and Gentlemen:

The undersigned, Entergy Corporation, refers to the Third Amended and Restated Credit Agreement, dated as of June 3, 2021 (as further amended, supplemented or modified as of the date hereof, the “Credit Agreement,” with the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, the LC Issuing Banks and Citibank, N.A., as Administrative Agent for said Lenders and said LC Issuing Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(i)    The Business Day of the Proposed Borrowing is , 20   .
(ii)    The Type of Advances to be made in connection with the Proposed Borrowing is [Base Rate Advances] [~~Eurodollar Rate~~SOFR Advances].
(iii)    The aggregate amount of the Proposed Borrowing is $ .
(iv)    Wire instructions:
Bank: [*]
ABA #: [*]
Acct. #: [*]
Acct. Name: [*]
(v)    The Interest Period for each ~~Eurodollar Rate~~SOFR Advance made as part of the Proposed Borrowing is [___ month[s]]1.
1    Delete for Base Rate Advances.

    A-1-2
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
~~(A)~~ (A)     the representations and warranties contained in Section 4.01 of the Credit Agreement (excluding those contained in the last sentence of subsection (e) and in subsections (f) and (n) thereof) are true and correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; ~~and~~provided that, if financial statements have been delivered pursuant to Section 5.01(c)(i) or Section 5.01(c)(ii), the representations and warranties contained in Section 4.01(e) shall be deemed to refer to the most recent financial statements delivered; and
~~(B)~~ (B)     no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Very truly yours,

ENTERGY CORPORATION

By
    Name:
    Title:

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION
Citibank, N.A., as Administrative Agent
    for the Lenders and the LC Issuing Banks party
    to the Credit Agreement
    referred to below
1615 Brett Road, Ops III
New Castle, Delaware 19720

[Date]

Attention:    Bank Loan Syndications

Ladies and Gentlemen:

The undersigned, Entergy Corporation, refers to the Third Amended and Restated Credit Agreement, dated as of June 3, 2021 (as further amended, supplemented or modified as of the date hereof, the “Credit Agreement,” with the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto, the LC Issuing Banks and Citibank, N.A., as Administrative Agent for said Lenders and said LC Issuing Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.10 of the Credit Agreement, that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the “Proposed Conversion”) as required by Section 2.10 of the Credit Agreement:
(i)    The Business Day of the Proposed Conversion is __________, ~~_____~~2__.
(ii)    The Type of Advances comprising the Proposed Conversion is [Base Rate Advances] [~~Eurodollar Rate~~SOFR Advances].
(iii)    The aggregate amount of the Proposed Conversion is $__________.
(iv)    The Type of Advances to which such Advances are proposed to be Converted is [Base Rate Advances] [~~Eurodollar Rate~~SOFR Advances].
(v)    The Interest Period for each Advance made as part of the Proposed Conversion is [___ month[s]].2
The undersigned hereby represents and warrants that the following statements are true on the date hereof, and will be true on the date of the Proposed Conversion:
(A)    The Borrower’s request for the Proposed Conversion is made in compliance with Section 2.10 of the Credit Agreement; and
2 Delete for Base Rate Advances

    A-2-2
(B)    No Event of Default has occurred and is continuing or would result from the Proposed Conversion.3

Very truly yours,

ENTERGY CORPORATION

By
    Name:
    Title:

3     The certification in clause (B) is required only for any request to Convert Advances to ~~Eurodollar Rate~~SOFR Advances.

EXHIBIT A-3

FORM OF REQUEST FOR ISSUANCE

[Date]

Citibank, N.A., as Administrative Agent for the Lenders and the LC Issuing Banks party to the Credit Agreement referred to below
1615 Brett Road, Ops III
New Castle, Delaware 19720

Ladies and Gentlemen:

The undersigned, Entergy Corporation (the “Borrower”), refers to the Third Amended and Restated Credit Agreement, dated as of June 3, 2021 (as further amended, supplemented or modified as of the date hereof, the “Credit Agreement,” with the terms defined therein being used herein as therein defined), among the undersigned, the Lenders and the LC Issuing Banks party thereto and the Administrative Agent, and hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that the Borrower hereby requests the issuance of a Letter of Credit (the “Requested Letter of Credit”) in accordance with the following terms:
(i)    the requested date of [issuance] [extension] [modification] [amendment] of the Requested Letter of Credit (which is a Business Day) is _____________;

(ii)    the expiration date of the Requested Letter of Credit requested hereby is ___________;4

(iii)    the proposed stated amount of the Requested Letter of Credit is _______________;5

(iv)    the beneficiary of the Requested Letter of Credit is: [insert name and address of beneficiary];

(v)    the conditions under which a drawing may be made under the Requested Letter of Credit are as follows: ___________________; and

(vi)    the purpose of the Requested Letter of Credit is : ____________.

Please select any of the following that apply:

□ Attachments hereto impose additional terms and conditions on the Borrower and/or the applicable LC Issuing Bank and are incorporated into this Request for Issuance as if fully set forth herein, (e.g. sample language or form of the Requested Letter of Credit).
4    Date may not be later than the fifth Business Day prior to the Termination Date.
5    Must be minimum of $100,000.

    A-3-2

□ Requested Letter of Credit to be issued in transferable form.

□ Requested Letter of Credit is to contain an automatic extension clause with (specify all that apply):

(i)    a notification period of (______) days in the event of non-extension;

(ii)    [one] [multiple] renewal period(s) of (______) [year] [months];

(iii)    a final expiration date of (_________________)

(iv)    insert drawing option: Beneficiary received a notice of non-extension of the expiration date of the Credit and has not received a satisfactory substitute letter of credit.

All banking charges, other than the applicable LC Issuing Bank’s charges, are for account of:

□ Beneficiary □ the Borrower

Upon the issuance of the Letter of Credit (or the amendment of the Letter of Credit that constitutes an Extension of Credit) by an LC Issuing Bank in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to an issuance of a Letter of Credit (or an amendment of a Letter of Credit that constitutes an Extension of Credit, as applicable) that are specified in Article III of the Credit Agreement have been satisfied.
ENTERGY CORPORATION

By
Name:
Title:

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]6 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]7 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]8 hereunder are several and not joint.]9 Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as further amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ______________________________

______________________________
2.    Assignee[s]:    ______________________________

______________________________
[Assignee is an [Affiliate][Approved Fund] of [identify Lender]]
3.    Borrower(s):    Entergy Corporation
6     For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
7     For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
8     Select as appropriate.
9     Include bracketed language if there are either multiple Assignors or multiple Assignees.

4.    Administrative Agent:    Citibank, N.A., as the administrative agent under the Credit Agreement
5.    Credit Agreement:    $3,500,000,000 Third Amended and Restated Credit Agreement, dated as of June 3, 2021, among Entergy Corporation, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto
6.    Assigned Interest[s]:

Assignor[s][10]	Assignee[s][11]	Facility Assigned[12]	Aggregate Amount of Commitment/Advances for all Lenders[13]	Amount of Commitment/Advances Assigned[8]	Percentage Assigned of Commitment/Advances[14]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%
[7.    Trade Date:    ______________]15
[Page break]

10     List each Assignor, as appropriate.
11     List each Assignee, as appropriate.
12     Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” etc.)
13     Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
14     Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.
15     To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]16
[NAME OF ASSIGNOR]

By:______________________________
Title:
[NAME OF ASSIGNOR]

By:______________________________
Title:
ASSIGNEE[S]17
[NAME OF ASSIGNEE]

By:______________________________
Title:
[NAME OF ASSIGNEE]

By:______________________________
Title:
[Consented to and]18 Accepted:
CITIBANK, N.A., as
Administrative Agent
By: _________________________________
Title:
16     Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
17     Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
18     To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Consented to:

[NAME OF LC ISSUING BANK]19

By: ________________________________
Title:
[Consented to:

ENTERGY CORPORATION
By: ________________________________
Title:]20
19     Insert signature block for each LC Issuing Bank.
20     To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1
$3,500,000,000 Third Amended and Restated Credit Agreement, dated as of June 3, 2021, among Entergy Corporation, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the LC Issuing Banks parties thereto

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender or a Potential Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.07 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 5.01(c)(i) and 5.01(c)(ii) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations

    Annex 1-2
which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of June 3, 2021 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Entergy Corporation, Citibank, N.A., as the administrative agent (the “Administrative Agent”), and each lender and letter of credit issuer from time to time party thereto.
Pursuant to the provisions of Section 2.15(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any promissory note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
 Name:
Title:
Date: ________ __, 20[ ]

C-1-1

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of June 3, 2021 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Entergy Corporation, Citibank, N.A., as the administrative agent (the “Administrative Agent”), and each lender and letter of credit issuer from time to time party thereto.
Pursuant to the provisions of Section 2.15(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
 Name:
Title:
Date: ________ __, 20[ ]

C-2-1

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of June 3, 2021 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Entergy Corporation, Citibank, N.A., as the administrative agent (the “Administrative Agent”), and each lender and letter of credit issuer from time to time party thereto.
Pursuant to the provisions of Section 2.15(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
 Name:
Title:
Date: ________ __, 20[ ]
C-3-1

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of June 3, 2021 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Entergy Corporation, Citibank, N.A., as the administrative agent (the “Administrative Agent”), and each lender and letter of credit issuer from time to time party thereto.
Pursuant to the provisions of Section 2.15(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any promissory note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any promissory note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
C-4-2

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
 Name:
Title:
Date: ________ __, 20[ ]

C-4-2